UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BENCHMARK ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020

notice of annual meeting and proxy statement

Benchmark

BENCHMARK ELECTRONICS, INC.

56 South Rockford Drive

Tempe, Arizona 85281

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 13, 2020

Date: Wednesday, May 13, 2020 Time: 8:00 a.m. local time Location: Benchmark Electronics, Inc. 56 South Rockford Drive Tempe, Arizona 85281*

AGENDA:

1.  to elect nine directors to serve on the Board of Directors until the 2021 annual meeting of shareholders and until their successors are duly elected and qualified;

2.  to approve the compensation of the Company’s named executive officers;

3.  to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020; and

4.  to transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE

Shareholders of record of Benchmark Electronics, Inc. (the “Company”) at the close of business on March 20, 2020 are entitled to notice of and to vote at the meeting and any adjournment thereof. You are cordially invited to attend the meeting.

By order of the Board of Directors,

  /s/ Stephen J. Beaver

Stephen J. Beaver

Secretary

Tempe, Arizona

March 30, 2020

*

We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state, and local governments, and related agencies, may issue. In the event it is not possible or advisable to hold our annual meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change of venue or holding the meeting solely by means of remote communication. Please monitor our website at www.bench.com under “Investors,” as well as our filings with the SEC, for updated information. If you are planning to attend our meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares prior to the annual meeting.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the meeting, please act promptly to vote your shares. You may vote in person or by using a proxy as follows:

By internet:	By Telephone:	By Mail:
Go to www.proxyvote.com. Please have the Notice of Internet Availability of Proxy Materials (the “Notice”) we sent to you in hand because it has your personal control number(s) needed for your vote.	Call 1-800-690-6903 on a touch-tone phone. Please have the Notice we sent to you in hand because it has your personal control number(s) needed for your vote.	Please request written materials as provided in the Notice; then complete, sign and date the proxy card and return it to the address indicated thereon.

Your proxy is revocable at any time before it is voted at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2020:

THE PROXY MATERIALS FOR THE ANNUAL MEETING, INCLUDING THIS PROXY STATEMENT AND THE COMPANY’S 2019 ANNUAL REPORT TO SHAREHOLDERS, ARE AVAILABLE AT WWW.BENCH.COM UNDER “INVESTORS” OR AS PROVIDED IN THE NOTICE.

Benchmark Electronics, Inc. • 2020 Proxy Statement	i

BENCHMARK ELECTRONICS, INC.

56 South Rockford Drive

Tempe, AZ 85281

(623) 300-7000

March 30, 2020

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 13, 2020

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Company’s 2020 annual meeting of shareholders to be held on Wednesday, May 13, 2020 beginning at 8:00 a.m. local time (Arizona), and any adjournment thereof (the “Meeting”) for the purposes set forth in this Proxy Statement.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and our 2019 Annual Report to Shareholders available to shareholders electronically on the Internet. On or about March 30, 2020, we began mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders with instructions on how to access the proxy materials online or request a printed copy of the materials. We believe this electronic process will expedite your receipt of the proxy materials and reduce the cost and environmental impact of the Meeting.

Proxies

Proxies properly submitted by internet, telephone or otherwise properly executed and received by the Company before or at the Meeting and not revoked will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly submitted and received by the Company and not revoked will be voted:

•	FOR the election of all nominees for director named herein to serve on the Board until the 2021 annual meeting of shareholders and until their successors are duly elected and qualified;

•	FOR the resolution approving the named executive officer compensation (“Say-on-Pay”) for 2019 as disclosed in this Proxy Statement; and

•	FOR the ratification of the appointment of KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Company for the year ending December 31, 2020.

The proxy also confers on the persons named therein discretionary authority to vote with respect to any other matter that properly comes before the Meeting.

Proxies may be revoked by written notice received by the Company’s Secretary at any time before they are voted at the Meeting by delivering a signed notice of revocation to the Secretary, or a later dated signed proxy, or by attending the Meeting and voting in person by ballot.

Shareholders Entitled to Vote

Shareholders of record at the close of business on March 20, 2020 (“Record Date”) are entitled to notice of and to vote at the Meeting. As of March 20, 2020, there were 36,415,546 shares of common stock, $0.10 par value per share (“Common Shares”), issued, outstanding and entitled to vote at the Meeting. Each Common Share is entitled to one vote on all matters that may properly come before the Meeting. However, shares held at your broker, bank or other nominee for which you do not submit voting instructions will not be voted and will be deemed not entitled to vote with regard to certain proposals.

Benchmark Electronics, Inc. • 2020 Proxy Statement	1

INTRODUCTION

How to Vote If You Are a Registered Holder of Common Stock

If you are a registered holder of shares, you may vote them either by proxy as set forth in the Notice and/or proxy card in advance of the Meeting or by voting in person at the Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf.

Attending the Meeting

Only holders of our Common Shares as of the close of business on the Record Date, which was March 20, 2020, or their duly appointed proxies, may attend the Meeting. If you hold your shares through a broker, bank or other nominee, you will be required to show the Notice or voting instructions form you received from your broker, bank or other nominee or a copy of a statement (such as a brokerage statement) from your broker, bank or other nominee reflecting your stock ownership as of the Record Date in order to be admitted to the Meeting. All attendees must bring a government-issued photo ID to gain admission to the Meeting. Please note that recording devices, photographic equipment, large bags and packages will not be permitted in the meeting room.*

How to Vote If You Hold Your Shares in “Street Name”

Most shareholders do not have their shares registered directly with the Company in their name; instead their shares are held in their brokerage account or by a bank or other custodian who votes the shares according to the instructions submitted to them by the beneficial owner of the shares. If you do not submit voting instructions to your broker, bank or other nominee, they will not be permitted to vote your shares on any proposal, unless the proposal constitutes a “discretionary” item and your broker, bank or other nominee is a member of the New York Stock Exchange (“NYSE”) and permitted by NYSE rules to vote on “discretionary” items, such as the ratification of the Company’s independent registered public accounting firm. The election of directors and the Say-on-Pay vote are “nondiscretionary” items. Without your instructions, your shares may be represented at the Meeting, but as to nondiscretionary items, they may not be voted, resulting in “broker non-votes” on those items. Because they cannot be voted on those matters, they are not deemed to be “entitled to vote” on those matters and will not be included in the calculation of voting results for those matters (neither in the numerator nor the denominator).

Accordingly, we urge you to promptly give instructions to your broker to vote FOR each of the proposals contained in this Proxy Statement by using the voting instruction card provided to you by the custodian. Please note that if you intend to vote your street name shares in person at the Meeting, you must obtain a “legal proxy” from your broker, bank or other nominee and present it at the Meeting.

Quorum, Voting Requirements and Other Matters

The presence at the Meeting, in person or represented by proxy, of the holders of a majority of the outstanding Common Shares is necessary to constitute a quorum for the conduct of business. Common Shares represented by a proxy that is properly submitted by internet or telephone, or otherwise properly completed, signed and returned, will be counted as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as withholding authority, casting a vote or abstaining or lacks instructions as to any “discretionary” item.

All matters specified in the notice of the Meeting require the approval of the affirmative vote of a majority of the outstanding Common Shares entitled to vote and present, in person or represented by proxy, at the Meeting. An abstention on any matter, or withholding authority to vote with respect to the election of directors, will have the effect of a vote against the proposal. Proxies granted by shareholders holding their shares in “street name” to their broker, bank or other nominee and left uninstructed with respect to any “nondiscretionary” items are deemed to be not “entitled to vote” on those items, as “broker non-votes”, and will not be included in the calculation of voting results for those matters (neither in the numerator nor the denominator).

An Inspector of Election appointed by the Company will tabulate votes at the Meeting.

The Board is not aware of any matters to come before the Meeting other than those referred to in this Proxy Statement. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

Voting Results

The preliminary voting results may be announced at the Meeting. The final voting results will be announced in a Current Report on Form 8-K filed with the SEC within four business days after the Meeting.

*

We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state, and local governments, and related agencies, may issue. In the event it is not possible or advisable to hold our annual meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change of venue or holding the meeting solely by means of remote communication. Please monitor our website at www.bench.com under “Investors,” as well as our filings with the SEC, for updated information. If you are planning to attend our meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares prior to the annual meeting.

2	Benchmark Electronics, Inc. • 2020 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election

The following table sets forth information with respect to each nominee for election as a director of the Company nominated by the Board. Each nominee was proposed to the Board for election by its Nominating/Governance Committee, and the Board determined to nominate these candidates for election by the shareholders at the Meeting. The Board has reviewed the qualifications of each nominee and has determined that, other than Mr. Benck, each satisfies the (i) independence standards promulgated by the NYSE and applicable regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) “non-employee director” standards set forth in such regulations, and (iii) “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations. The information as to age, principal occupation and directorships has been furnished by the nominees.

✓	The Board unanimously recommends a vote FOR the election of each of the following nominees.

Name	Age	Principal Occupation	Director Since
David W. Scheible	63	Chairman of the Board of the Company, Retired Chairman and Chief Executive Officer of Graphic Packaging Holding Company, Current Operating Advisor to the funds of Clayton, Dubilier & Rice	2011
Bruce A. Carlson	70	Retired General, United States Air Force	2017
Anne De Greef-Safft	57	Strategic Consultant with Windjammer Capital Investors	2019
Douglas G. Duncan	69	Retired President and Chief Executive Officer of FedEx Freight Corporation	2006
Robert K. Gifford	62	President and Chief Operating Officer of BeachBody LLC	2016
Kenneth T. Lamneck	65	President and Chief Executive Officer of Insight Enterprises, Inc.	2013
Jeffrey S. McCreary	63	Retired Interim President and Chief Executive Officer of Isola Group	2016
Merilee Raines	64	Retired Chief Financial Officer of IDEXX Laboratories, Inc.	2018
Jeffrey W. Benck	54	President and Chief Executive Officer of the Company	2019

Board Tenure, Skills and Qualifications

TENURE (number of years)

SKILLS AND QUALIFICATIONS

Executive Leadership

9 of 9 Directors

International Operations

7 of 9 Directors

Corporate Strategy

8 of 9 Directors

Finance

5 of 9 Directors

Technology

4 of 9 Directors

Benchmark Electronics, Inc. • 2020 Proxy Statement	3

PROPOSAL 1 — ELECTION OF DIRECTORS

DAVID W. SCHEIBLE Age: 63 Director Since: 2011 Committees: • Compensation • Nominating/Governance

Biographical Information

David W. Scheible has been a director of the Company since 2011 and has served as non-executive Chairman of the Board since March 2016. He serves on the Compensation and the Nominating/Governance Committees. Since June 2016, he has been an Operating Advisor to the funds of Clayton, Dubilier & Rice, a private investment firm. From 1998 to December 2015, Mr. Scheible held increasingly senior-level executive roles at Graphic Packaging Holding Company, a global manufacturer of custom packaging, paperboard, laminations and coatings, systems and machinery and provider of contract packaging services to multinational companies. He served as its Chairman of the Board (May 2013-May 2016), Chief Executive Officer (2007-December 2015), and previously as Chief Operating Officer and Executive Vice President of Commercial Operations. From 1986 to 1998, he was an executive with Avery Dennison Corporation, a global manufacturer of self-adhesive products, office products and specialized label systems. Mr. Scheible received an MBA in Finance and a Bachelor of Science in Biochemistry from Purdue University.

Qualifications

With his experience as chairman, chief executive officer and as a senior executive of global manufacturing, including contract manufacturing, companies over his 30-year career, Mr. Scheible brings highly relevant leadership skills and international operations expertise to the Board.

BRUCE A. CARLSON Age: 70 Director Since: 2017 Committees: • Audit

Biographical Information

Bruce A. Carlson has been a director of the Company since 2017 and is a member of the Audit Committee. He retired as an Air Force General in 2009 after 37 years of service. During his final Air Force assignment, he commanded Air Force Materiel Command at Wright-Patterson AFB, Ohio from 2005 to 2008. He also served as Commander, Eighth Air Force at Barksdale AFB, Louisiana from 2003 to 2005; Director for Force Structure, Resources and Assessment (J-8) for the Joint Staff from 2000 to 2003; Director of Operational Requirements at U.S. Air Force Headquarters from 1996 to 2000; and Commander, 49th Fighter Wing (the Air Force’s first stealth fighter wing) at Holloman AFB, New Mexico from 1995 to 1996. Following his Air Force career, Mr. Carlson served as the 17th Director of the National Reconnaissance Office from 2009 to 2012. Mr. Carlson has been Chairman of the Space Dynamics Laboratory’s Guidance Council since 2013. Additionally, he serves as the Chairman of the Utah State Space Dynamics Laboratory Board of Trustees. Mr. Carlson also serves on the board of directors of Lockheed Martin Corporation since 2015. Mr. Carlson received a BA in Accounting from the University of Minnesota, Duluth, an MA in Business Management from Webster University and an MS degree in strategic studies from the US Naval War College.

Qualifications

Mr. Carlson brings industry specific expertise within the aerospace and defense sector, and through his service as Commander and Joint Staff Director, provides experience in executive management, logistics and leadership of large organizations.

4	Benchmark Electronics, Inc. • 2020 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

ANNE DE GREEF-SAFFT Age: 57 Director Since: 2019 Committees: • Audit • Nominating/Governance

Biographical Information

Anne De Greef-Safft has been a director of the Company since December 2019 and is a member of the Audit and Nominating/Governance Committees. Since 2018, Ms. De Greef-Safft has been a Strategic Consultant with Windjammer Capital Investors, a middle market private equity firm, where she serves as a Board member for one of Windjammer’s portfolio companies; she also provides strategic consulting advice to Windjammer as well as operational services to its portfolio companies. From 2015 until her retirement in 2017, Ms. De Greef-Safft was Group President of the food service equipment business of Standex International Corporation which comprised nine operations across the United States, Mexico and Europe. Prior to 2015, Ms. De Greef-Safft held four successive positions at Danaher Corporation as President of increasingly complex, global operating companies over a period of 12 years. Before joining Danaher, she held various leadership positions in engineering, marketing, sales, and business development for global manufacturing companies. Since 2018, Ms. De Greef-Safft has served as a member of the Board of Ag Growth International Inc., a global manufacturer of equipment & systems for agriculture bulk commodities handling & processing with international manufacturing operations. Ms. De Greef-Safft earned her BSEE and MSEE degrees from the Catholic University of Louvain (KU Leuven) in Belgium and an MBA from Babson College in Massachusetts.

Qualifications

Ms. De Greef-Safft brings product development, marketing, sales and manufacturing experience to the Board, both as an operator and as a seasoned global executive.

DOUGLAS G. DUNCAN Age: 69 Director Since: 2006 Committees: • Audit • Nominating/Governance (Chair)

Biographical Information

Douglas G. Duncan has been a director of the Company since 2006, is a member of the Audit Committee and chairs the Nominating/Governance Committee. He is the retired President and Chief Executive Officer of FedEx Freight Corporation, a provider of regional and interregional less-than-truckload freight services. He was founding CEO of this stand-alone, wholly owned subsidiary corporation of FedEx Corporation and served in that capacity from 2001 to 2010. He also served on the Strategic Management Committee of FedEx Corporation. Before the formation of FedEx Freight, Mr. Duncan served as President and Chief Executive Officer of Viking Freight. Mr. Duncan has also held management positions in operations, sales and marketing with Caliber System and Roadway Express. He served on the Executive Committee of the American Trucking Associations and as Chairman of the American Transportation Research Institute. He graduated from Christopher Newport University, where he served on the Board of Visitors. He also serves on the board of directors of J.B. Hunt Transport Services, Inc.

Qualifications

Mr. Duncan brings to the Board not only his experience as a chief executive officer, but also his skills and insight into operational logistics, which he developed over the course of his 30-year career in the transportation industry. His ability to develop and execute corporate strategy at an organizational level is evidenced by his leadership as President and Chief Executive Officer at FedEx Freight.

Benchmark Electronics, Inc. • 2020 Proxy Statement	5

PROPOSAL 1 — ELECTION OF DIRECTORS

ROBERT K. GIFFORD Age: 62 Director Since: 2016 Committees: • Compensation (Chair)

Biographical Information

Robert K. Gifford has been a director of the Company since 2016, and chairs the Compensation Committee. Since March 2017, he has served as the President and Chief Operating Officer of BeachBody LLC, a fitness company. From June 2016-February 2017, he was the Head of Operations and Quality for the Ultrasound Division of Siemens Healthineers, a medical technology company. From 2010 to June 2015, he held increasingly senior roles at Ingram Micro Inc., a global technology distributor and technology sales, marketing and logistics company, most recently serving as Senior Executive Vice President and President of Supply Chain Solutions and previously as Executive Vice President of Global Logistics. Mr. Gifford also previously served as Senior Vice President of Global Supply Chain at Ecolab Inc., a provider of cleaning and sanitizing products to healthcare and food and beverage industries worldwide, and as Vice President of its North America Chemical Supply Chain & Global Equipment Supply Chain. Prior to that, Mr. Gifford progressed from early management roles beginning in 1996 at Compaq Computer Corporation prior to its acquisition by Hewlett-Packard Company (n/k/a HP Inc.), to serving as Vice President of Worldwide Logistics and Program Manager of HP, Inc. He received his MBA from Texas A&M University in 2006 and his BS in Manufacturing Management from San Jose State University in 1996.

Qualifications

Mr. Gifford brings to the Board his experience and expertise leading global supply chain systems for Fortune 100 companies in the technology industry.

KENNETH T. LAMNECK Age: 65 Director Since: 2013 Committees: • Audit (Chair) • Nominating/Governance

Biographical Information

Kenneth T. Lamneck has been a director of the Company since 2013, chairs the Audit Committee and is a member of the Nominating/Governance Committee. Since 2010, he has been the President and Chief Executive Officer of Insight Enterprises, Inc., a global provider of information technology hardware, software and service solutions to businesses and public sector clients in over 190 countries. He also serves as a director of Insight. From 2004 to 2009, he was President, the Americas, at Tech Data Corporation, a wholesale distributor of technology products, where he led operations in the United States, Canada and Latin America. From 1996 to 2003, he held various executive management positions at Arrow Electronics, including President of Arrow/Richey Electronics and President of Arrow’s Industrial Computer Products business. Following five years of service in the United States Army, he began his civilian career at IBM as an engineer. Mr. Lamneck received an MBA from the University of Texas at El Paso and a Bachelor of Science from the United States Military Academy at West Point.

Qualifications

Mr. Lamneck’s wide-ranging industry experience spanning over 30 years, both as a chief executive officer of a global technology provider and in other leadership roles at multiple global hardware, software and services companies, enables him to bring to the Board a strong international operations background and a depth of understanding into the operation and management of companies in the technology industry.

6	Benchmark Electronics, Inc. • 2020 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

JEFFREY S. MCCREARY Age: 63 Director Since: 2016 Committees: • Nominating/Governance • Compensation

Biographical Information

Jeffrey S. McCreary has been a director of the Company since 2016 and serves on the Nominating/Governance and Compensation Committees. He served as a member of the board of directors (2006-2017) of Isola Group, a leading global material sciences company that designs, develops, manufactures and markets laminate materials used to fabricate advanced multilayer printed circuit boards, and for the period of August 2015 to January 2016 served as its Interim President and CEO. Mr. McCreary also served as a director and Interim President and Chief Executive Officer of Integrated Device Technology, Inc., which develops system-level solutions that optimize customers’ applications. In addition, he previously served as a director of MIPS Technologies, Inc., a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications, and as a director of the Gennum Corporation, a provider of semiconductor solutions and intellectual property cores. Mr. McCreary is a former Senior Vice President at Texas Instruments, where he also served as Manager of Worldwide Sales and Marketing and in a number of other executive positions, including General Manager of Advanced Logic Products and General Manager of Worldwide Military Semiconductors. He is an NACD Board Leadership Fellow and received a B.S. in Electrical Engineering from the Rose-Hulman Institute of Technology in 1979 and an Honorary Doctorate of Engineering from Rose-Hulman in 2004.

Qualifications

Mr. McCreary brings to the Board his technology expertise, together with his experience as an executive and director of technology companies.

MERILEE RAINES Age: 64 Director Since: 2018 Committees: • Audit

Biographical Information

Merilee Raines has been a member of the Company’s Board of Directors since 2018, and is a member of the Board’s Audit Committee. Since 2011, Ms. Raines has been a member of the Board of Directors of Watts Water Technologies, Inc., a publicly traded manufacturer of products and systems focused on control, conservation and quality of water. She is currently a member of that company’s Nominating and Corporate Governance Committee, and she serves as Chair of its Audit Committee. Ms. Raines also served on the Board of Directors of Aranta Therapeutics, Inc., a biopharmaceutical company focused on licensing, developing and commercializing products for the pet companion market, from 2014 until the company was acquired by Elanco Animal Health Incorporated in July 2019. Ms. Raines is currently a member of the Board of Directors of Excelitas Technologies Corporation, a privately held global industrial technology company providing sensing and detection solutions, and is Chair of its Audit committee. Ms. Raines is a member of the Board of Directors of Dead River Company, a privately held distributor of energy products and serves on its Finance and Risk Management committees. Ms. Raines was previously a member of the Board of Directors of Affymetrix, Inc., a publicly traded provider of life sciences products and molecular diagnostic products, from January 2015 to April 2016, when Thermo Fisher Scientific, Inc. acquired Affymetrix. Ms. Raines also previously served on the board of PetVet Care Centers LLC, a privately owned operator of a network of veterinary hospitals from April 2016 to February 2018 when KKR acquired PetVet. Ms. Raines served as Chief Financial Officer of IDEXX Laboratories, Inc., a publicly traded company providing diagnostic and IT products and services primarily to the companion animal health market, from October 2003 until her retirement in May 2013. Ms. Raines is a Certified Public Accountant (inactive status). She received a Bachelor’s Degree in Mathematics from Bowdoin College, in 1977. In 1979, she received her MBA from the University of Chicago.

Qualifications

Ms. Raines brings to the Board her extensive financial expertise and experience as an executive and director of public companies.

Benchmark Electronics, Inc. • 2020 Proxy Statement	7

PROPOSAL 1 — ELECTION OF DIRECTORS

JEFFREY W. BENCK Age: 54 Director Since: 2019 • Company’s President • Chief Executive Officer

Biographical Information

Jeffrey W. Benck has been President and Chief Executive Officer of the Company since February 2019. Prior to joining the Company, Mr. Benck served as President, Chief Executive Officer and Director of Lantronix, a global provider of hardware and software solutions for the Internet-of-Things (IoT) and Out-of-Band Management (OOBM) since December 2015. As a result of his tremendous achievements while at Lantronix, Benck was named “IoT CEO of the Year” by IoT Breakthrough, an independent organization that recognizes the top companies, technologies and products in the global IoT market. He spent two years as an Independent Board Director for Netlist Corporation, a leading provider of high-performance modular memory subsystems. Prior to joining Lantronix, Mr. Benck served as President and Chief Executive Officer of Emulex Corporation, a global supplier of advanced networking, monitoring and management solutions from July 2013 until Emulex was acquired by Avago Technologies in May 2015. He joined Emulex in May 2008 as Executive Vice President and Chief Operating Officer and was subsequently appointed to President and Chief Operating Officer in August 2010. Prior to joining Emulex, Mr. Benck was President and Chief Operating Officer of QLogic Corporation, a supplier of storage networking solutions. Earlier, he spent 18 years at IBM Corporation where he held a variety of executive leadership roles, including serving as Vice President of xSeries, BladeCenter and Retail Store Solutions development. He is also a distinguished inventor in the computer systems field and holds 6 U.S. patents. Mr. Benck holds a Master of Science degree in management of technology from University of Miami and a Bachelor of Science degree in mechanical engineering from Rochester Institute of Technology.

Qualifications

Mr. Benck’s broad industry experience over more than 25 years, both as a Chief Executive Officer and Director of multiple technology companies as well as other senior leadership roles in Engineering, Marketing, and Program Management at several global hardware, software and services companies enables him to provide insights to the board from a deep understanding of operations and management of companies in the technology industry. Further, his experience as a former OEM customer of both Benchmark and our competitors also provides a unique perspective to the board.

8	Benchmark Electronics, Inc. • 2020 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Election Procedures; Term

Directors will be elected by the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote and present, in person or represented by proxy, at the Meeting. Unless authority to vote for the election of directors is withheld as to any or all of the nominees, all Common Shares represented by proxy will be voted for the election of the nominees. If the authority to vote for the election of directors is withheld as to any but not all of the nominees, all Common Shares represented by any such proxy will be voted for the election of the nominees as to whom such authority is not withheld. If a nominee becomes unavailable to serve for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board, however, has no reason to believe that any nominee will be unavailable to serve as a director.

Upon completion of the Meeting, the Board will consist of nine members. Any vacancy on the Board occurring after the election may be filled (1) by election at any annual or special meeting of the shareholders called for that purpose, or (2) by a majority of the remaining directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his or her predecessor.

All directors will be elected to serve until the 2021 annual meeting of shareholders and until their successors are duly elected and qualified.

✓	The Board of Directors recommends a vote FOR the election of each of the nominees to the Board of Directors.

Executive Officers

The officers of the Company are elected by, and serve at the discretion of, the Board. The executive officers of the Company are Jeffrey W. Benck, Roop K. Lakkaraju, Michael D. Buseman, Scott M. Hicar, Jan M. Janick, Lisa K. Weeks, Stephen J. Beaver, Rhonda R. Turner and Robert B. Crawford. See “Election of Directors — Nominees for Election” for information regarding Mr. Benck’s age, Company service and business experience.

ROOP K. LAKKARAJU | Executive Vice President and Chief Financial Officer

Roop K. Lakkaraju, 49, has been Executive Vice President and Chief Financial Officer since January 2018. From February 2017 to January 2018, he served as Chief Financial Officer of Maana, Inc., an enterprise software company that has pioneered an Artificial Intelligence-driven knowledge platform. From October 2013 to February 2017, he served as Chief Operating Officer and Chief Financial Officer of Support.com (NASDAQ:SPRT), a provider of cloud-based software and services for technology support. From July 2011 to October 2013, he was Chief Financial Officer of Quantros, Inc., a provider of enterprise SaaS-based solutions and information services that advance healthcare quality and safety performance. Prior to that he held executive financial and operational roles at 2Wire, Solectron Corporation (NYSE:SLR), and Safeguard Scientifics (NYSE:SFE). He began his career in 1993 as an auditor with Grant Thornton before joining PricewaterhouseCoopers in their Audit and Business Advisory Services. Mr. Lakkaraju holds a B.S. in Business Administration from San Jose State University.

MICHAEL D. BUSEMAN | Executive Vice President of Global Operations

Michael D. Buseman, 58, has been Executive Vice President of Global Operations since July 2017. He served as Chief Global Logistics and Operations Officer of Avnet, Inc., a global electronics components company, from November 2013 to July 2017. From 2007 until November 2013, he was Executive Vice President of Global Manufacturing Operations of Plexus Corp., having served as its Vice President of Global Technology, Quality and Facilities since 2006. Mr. Buseman previously served as Vice President and General Manager of Operations of Celestica, Inc., as well as its Director, Operations, Engineering, and Technology. He began his career in 1983 with Unisys, Inc., holding positions of increasing responsibility, including Principal Process Engineer and Director of Advanced Design Manufacturing Services. Mr. Buseman holds a BS in Mechanical Engineering from South Dakota State University and an MBA from the University of St. Thomas, Minnesota.

SCOTT M. HICAR | Vice President of Business Process Improvement and Chief Information Officer

Scott M. Hicar, 53, has been Vice President of Business Process Improvement and Chief Information Officer since September 2017. From 2015 to 2017 he worked for TwentyEighty, a corporate learning and performance management company focused on sales growth, leadership and strategy execution as CIO. From 2009 to 2014, he was Senior Vice President and Chief Information Officer for DigitalGlobe, a public digital information products company focused on Aerospace and Defense. Prior to that, from 2006 to 2008, Mr. Hicar was Senior Vice President and CIO at Solectron Corporation, an electronics manufacturing services provider. From 1997 to 2006, he served as CIO for Maxtor Corporation, a public provider of storage products. Mr. Hicar has more than 25 years of technology leadership experience in transformational roles, and previously held management positions in the Supply Chain/ERP practice at Price Waterhouse, as well as serving as an internal consultant to chemical, pharmaceutical, and agriculture businesses within ICI Americas. Mr. Hicar received his Bachelor’s degree in business administration, with a concentration in management information systems, from Ohio University.

Benchmark Electronics, Inc. • 2020 Proxy Statement	9

PROPOSAL 1 — ELECTION OF DIRECTORS

JAN M. JANICK | Chief Technology Officer and Vice President of Global Engineering

Jan M. Janick, 61, has been Chief Technology Officer and Vice President of Global Engineering since July 2015. He served as Vice President of FlashSystems and Technology at IBM from 2012 to 2015, where he led the acquisition of Texas Memory Systems and the development and delivery of the FlashSystems product line of Solid State flash memory storage systems. In prior roles at IBM, he led the development of a number of key products, including IBM’s x86-based servers and PureFlex systems. He was Vice President of Operations and Software Development at Lenovo, a multinational technology company, from 2005 to 2006. Mr. Janick serves on the Board of Directors for both the Arizona Technology Council and Arizona State University’s School of Engineering. Mr. Janick holds a BS and MS in Electrical Engineering from the University of Wisconsin-Madison.

LISA K. WEEKS | Vice President of Strategy and Investor Relations

Lisa K. Weeks, 52, has been Vice President of Strategy and Investor Relations since 2012. She joined the Company in August 1999 and during her tenure has held numerous leadership positions in account management, operations and business development. Prior to joining the Company in 1999, she worked for AVEX Electronics from 1997 to 1999 and for Teledyne Brown from 1989 to 1997. Ms. Weeks holds both a Bachelor’s degree in aerospace engineering from Auburn University and a Master’s degree in business administration from Vanderbilt University.

STEPHEN J. BEAVER | Vice President, General Counsel & Secretary

Stephen J. Beaver, 48, has served as Secretary, Vice President and General Counsel of the Company since August 2018. Prior to joining Benchmark, Mr. Beaver served as Senior Vice President and General Counsel for Aspect Software, Inc., an enterprise software company, from April 2013 to August 2018. Prior to Aspect, Mr. Beaver was with TPI Composites, Inc., where held the post of General Counsel and Corporate Secretary from September 2008 until April 2013. Prior to TPI Composites, Mr. Beaver was Vice President, General Counsel & Secretary for Swift Transportation Company, Inc. until September 2008. Earlier in his career, Mr. Beaver practiced in the areas of labor and employment law and commercial litigation at the international law firm of Bryan Cave Leighton Paisner LLP. Mr. Beaver received a Bachelor’s Degree in Communications from the University of Arizona, in 1993. He received a Juris Doctorate from Marquette University Law School, Milwaukee, Wisconsin, in 1998.

RHONDA R. TURNER | Chief Human Resources Officer

Rhonda R. Turner, 46, has been Chief Human Resources Officer of the Company since July 2019. Ms. Turner brings over 20 years of experience into this role and most recently served as senior vice president of human resources for Universal Technical Institute, Inc. from 2006 to July 2019. Prior to that, she held various human resources leadership roles at leading companies such as ConocoPhillips, Circle K and Main Street Restaurant Group, a TGI Friday’s franchisee. She holds a Bachelor of Science in management from the W.P. Carey School of Business at Arizona State University. Ms. Turner is a licensed analyst in Predictive Index and holds her Certified Compensation Professional (CCP) designation from World at Work as well as multiple certifications in Korn Ferry’s Leadership Architect and Interview Architect systems.

ROBERT B. CRAWFORD | Chief Revenue Officer

Robert Crawford, 56, has been Chief Revenue Officer for the Company since July 2019. From 2015 until June 2019, Mr. Crawford served as Vice-President, Global Sales-Advanced Technology Solutions at Celestica, Inc. He served as Sr. Vice President of Worldwide Sales and Marketing for QLogic Corporation, from 2011 to 2014. Mr. Crawford held various leadership roles in leading companies, including Quantum Corporation and Dell Inc., from 1999 to 2011. Mr. Crawford holds a Bachelor of Science in mechanical engineering from Texas A&M University and an MBA from Pepperdine University.

Corporate Governance, Committee Charters, Shareholder Communications

The Company places integrity first and foremost, which has long been a part of our corporate identity. The Company’s practices reflect corporate governance compliant with existing standards of the NYSE and requirements of the SEC, as well as other best practices, including:

•	The Company’s Code of Conduct applies to all directors, officers and employees;

•	The Company has a system in place to encourage and facilitate confidential and anonymous reports of compliance concerns, including to the Audit Committee of the Board;

•	Executive officers are subject to a clawback policy relating to performance-based compensation earned during periods for which a financial restatement is required under SEC reporting rules;

•	Directors and executives are prohibited from pledging, hedging, selling short or otherwise engaging in speculative practices regarding the Company’s securities;

10	Benchmark Electronics, Inc. • 2020 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

•	All of our directors are independent, except for Mr. Benck who serves as Chief Executive Officer (the “CEO”);

•	The independent directors meet regularly without the presence of management;

•	The Board operates under a set of published corporate governance guidelines;

•

Any director that does not receive the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote in the election of directors and represented, in person or by proxy, at any meeting during which an uncontested election occurs must tender his or her resignation to the Board for its consideration in accordance with the corporate governance guidelines;

•	Three members of the Board’s Audit Committee qualify as “audit committee financial experts” as defined by the SEC;

•	KPMG, our independent registered public accounting firm, reports directly to the Audit Committee; and

•	The Company’s internal audit group meets in private session with Audit Committee periodically during the year.

The Board will continue to enhance the Company’s governance practices as value-enhancing new ideas and best practices emerge. You may access our current committee charters, Code of Conduct and Corporate Governance Guidelines, on our website at www.bench.com under “Investors—Corporate Governance,” or obtain copies by writing to the Corporate Secretary at Benchmark Electronics, Inc., 56 South Rockford Drive, Tempe, Arizona 85281.

Shareholders and other interested parties may send communications about bona fide issues or questions to the Board, the nonemployee directors as a group or to individual directors, in each case, care of Benchmark Electronics, Inc., Attention: Stephen Beaver, 56 South Rockford Drive, Tempe, Arizona 85281.

Sustainability

Benchmark is committed to being “sustainable”. Being sustainable describes our long-term approach to industry best practices and emerging norms in the areas of environmental consciousness, social responsibility, ethics and corporate governance, and supply chain ecosystem responsibility. Our goal is to do our part in contributing to a more sustainable world, while providing value to our shareholders consistent with our business objectives. Our sustainability priorities include:

Environmental Sustainability:	Care for People:

•   We are committed to protecting the natural environment and our community by complying with all applicable legal and regulatory requirements.

•   We engage our employees to accomplish this by conserving energy; reducing consumption of natural resources; preserving air, soil, and water quality, managing waste properly and encouraging reuse or recycling; reducing use of toxic substances and applying an ethical approach to source reduction and disposal efforts.

•   All Benchmark manufacturing facilities are either currently certified or undergoing certification to ISO 14001, which is a set of standards related to environmental management and systems. The ISO 14001 standards help organizations minimize adverse impacts to the environment, comply with applicable laws, regulations and other requirements, and achieve continual improvement in these areas.

•   Benchmark has launched a number of global initiatives designed to reduce energy consumption in our facilities, including upgrades and or retrofits in LED and motion detector lighting, cooling towers, compressed air and vacuum systems, and exhaust fans.

•   We believe in upholding the principle of human rights,
worker safety and observing fair labor practices within
our organization and our supply chain.

•   We are committed to ensuring proper working conditions
exist for the safety of our employees, such as the
implementation of 5S and visual management practices,
developing, implementing and continuously improving
our Occupational Health and Safety Management System,
and providing appropriate education, reporting and
controls.

•   We are committed to participating in the development of
our surrounding communities and supporting diversity.

•   In the fall of 2019, a strategic customer presented a
Benchmark operation with a “Supplier ESG Excellence
Award” for their “participation, leadership and superiority
during the Forced and Bonded Labor Prevention
Program.”

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PROPOSAL 1 — ELECTION OF DIRECTORS

Ethics & Corporate Responsibility:	Supply Chain Responsibility:

•   We are committed to ensuring ethical organizational governance, promoting business ethics and integrity, and embracing diversity and inclusion in the board room and throughout the organization.

•   We are committed to observing fair, transparent and accountable operating practices.

•   Benchmark believes that its ultimate responsibility is to help create and foster the best possible work environment for everyone in our organization. To this end, we implemented a “Speak Up!” campaign designed to promote a positive and ethical organizational culture. We believe that each team member, regardless of position, shares in this responsibility, and we encourage all of them to “Speak Up!” with questions or concerns about actual or potential ethical issues, questions about company policies, suggestions about how we can make our organization better and to address any other concerns.

•   To facilitate open and honest communication, in 2018 we upgraded our Helpline to include global local phone numbers together with language support that allows reporters to “Speak Up!” in over 150 native languages. In addition, we added a web portal that allows online reporting of concerns, a place to ask questions, or quickly access ethics and compliance policies.

•   We believe these efforts strengthen our enterprise ethics and compliance efforts and foster the environment where stakeholders can express and have concerns resolved.

•   We are committed to sourcing with suppliers willing to
support our sustainability initiatives.

•   Benchmark endorses the Responsible Business Alliance
(RBA)(formerly the Electronics Industry Citizenship
Coalition or EICC) Code of Conduct, which provides
guidance in five critical areas of corporate social
responsibility (CSR) performance, including labor, health
and safety, environment, management systems, and
ethics. Benchmark also seeks the same endorsement from
our business partners, requesting that each business
partner adhere to the RBA Code of Conduct or its
equivalent at initial engagement and flowing these
requirements through our commercial contracts to our
business partners and supply chain. Benchmark also
conducts a supply chain monitoring system to assess
adherence in these areas with regard to our supply chain
partners.

•   Benchmark also supports Rule 13p-1 under the Securities
Exchange Act (Conflict Minerals Law) and efforts to avoid
sourcing Conflict Minerals directly or indirectly financing
armed groups in the Democratic Republic of Congo (DRC)
and in adjoining countries. Consistent with the Conflict
Minerals Law and the OECD Due Diligence Guidance
concerning Conflict Minerals, Benchmark adopted the
Conflict Free Sourcing Initiative Due Diligence reporting
process and seeks to obtain Conflict Minerals content
declarations from its suppliers, all in an effort to promote supply chain transparency. Benchmark does not directly
source tin, tantalum, tungsten or gold (3TG) from mines,
smelters or refiners, and is in most cases several or more
levels removed from these supply chain participants.
Benchmark therefore expects:

–  our suppliers to source 3TG only from smelters and
refiners validated as being conflict free and that do not
directly or indirectly benefit or finance armed groups in
the DRC or other covered country;

–  our suppliers to fully-comply with the Conflict Minerals
Law and provide all necessary declarations;

–  our suppliers to pass these requirements through to
their supply chain and determine the source and chain
of custody of specified minerals, including 3TG; and any
suppliers not willing to comply with these requirements
shall be reviewed by global procurement with regard to
future business and sourcing declarations. This conflict
minerals policy encourages our suppliers to respect and
protect human rights throughout the world.

12	Benchmark Electronics, Inc. • 2020 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Operation of Board of Directors and Committees, Attendance, Director Independence

We currently separate the roles of the Chairman of the Board and the CEO, who also serves as a member of the Board, to align the Chairman role with our independent Directors and to further enhance the independence of the Board from management. Our Chairman works closely with our CEO and General Counsel to set the agenda for meetings, facilitate information flow between the Board and management, and gain the benefit of the CEO’s Company-specific experience, knowledge, and expertise. The Board believes that this structure clarifies the individual roles and responsibilities of the CEO and the Chairman of the Board, streamlines decision-making and promotes accountability in the management of the Company.

The Board is responsible for establishing broad corporate policies, approving the strategic direction, setting capital allocation plans, and monitoring the Company’s overall performance. The Board’s primary responsibility is to oversee management and, in so doing, promote the best interests of the Company and its shareholders. The Board oversees the succession of key management employees, and the selection and appointment of the CEO and, subject to shareholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions having a potential major economic impact on the Company. Management keeps the directors informed of Company activity through regular written and oral reports and through presentations at Board and committee meetings.

Directors are elected annually by the shareholders and hold office until their successors are duly elected and qualified. Our Amended and Restated Bylaws (the “Bylaws”) provide for a Board of Directors comprised of five to nine members as determined from time to time by the Board. The Board has set the number of current directors at nine. All current directors are nominees for election at the Meeting.

NYSE rules require the Company to have a majority of independent directors. No director qualifies as independent under the rules unless the Board affirmatively determines they have no material relationship with the Company or its subsidiaries—directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. In evaluating each director’s independence, the Board considers the NYSE rules as well as all facts and circumstances deemed relevant. As of the date of this Proxy Statement, the Board has determined that each nominee, other than Mr. Benck, our President and CEO, is independent. Clay C. Williams, a former director who was not nominated for re-election at the 2019 annual meeting of shareholders, was previously determined to be independent by the Board as well. The Board determined that no independent director had a material relationship with the Company or management, other than as a director or shareholder, and that none of the express disqualifications contained in the NYSE rules apply to any of them. In making this determination, the Board considered any relevant transaction, relationship and arrangement as required by the NYSE listing requirements.

The Board oversees an enterprise-wide approach to risk management. The Board seeks not only to understand the risks facing the Company and management’s approach to address them, but also actively decides on the levels of risk appropriate for the Company when designing and implementing its business strategy. In achieving this objective, the full Board participates in an annual enterprise risk assessment. In this process, risk is assessed throughout the business, focusing on six primary areas: financial, legal/compliance, operational/transactional, customer services/reputation, information technology/security and inherent (other) risks. In addition to reviewing risk with the full Board at least annually, the independent directors discuss risk management during non-management executive sessions led by the Chairman of the Board.

While the Board has the ultimate oversight responsibility for the risk management process, committees of the Board have also been entrusted with responsibility for risk management. In particular, the Audit Committee focuses on assessing and mitigating financial reporting risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditor and quarterly reports on identified risk areas. In setting compensation, the Compensation Committee also strives to create incentives that encourage a level of risk taking consistent with the Company’s business strategy.

The Board held five meetings during 2019. Each director attended at least 75% of the total meetings of the Board and committees on which they served during their tenure thereon. Mr. Benck, who served as President and CEO and director of the Company did not vote in committee meetings or participate in portions of Compensation Committee meetings that determined, or Board meetings that ratified, his compensation. The nonemployee directors regularly meet in executive session without members of management present, including the CEO. These sessions are typically held either before or after the Board’s regularly scheduled Board and committee meetings. Additional executive sessions can be scheduled at the request of the nonemployee directors.

Benchmark Electronics, Inc. • 2020 Proxy Statement	13

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board has Audit, Compensation and Nominating/Governance Committees. Each of the committees operates under a written charter approved by the Board, which can be found on our website at www.bench.com under “Investors—Corporate Governance.” The current members of these committees, and the number of committee meetings held in 2019, are as follows:

Director	Audit	Compensation	Nominating/Governance
David W. Scheible		▶	▶
Bruce A. Carlson	▶
Anne De Greef-Safft	▶		▶
Douglas G. Duncan	▶		Chair
Robert K. Gifford		Chair
Kenneth T. Lamneck	Chair		▶
Jeffrey S. McCreary		▶	▶
Merilee Raines	▶
Meetings held:	11	4	4

Role of Audit Committee

The principal function of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) management’s conduct of the Company’s financial reporting process (including management’s development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company’s financial statements, (iii) the Company’s compliance with legal and regulatory requirements and ethical standards, (iv) the qualifications and independence of the Company’s outside auditors, and (v) the performance of the Company’s internal audit function and the outside auditors. The committee also prepares the Report of the Audit Committee required by the rules of the SEC and included later in this Proxy Statement. Additional information regarding the functions performed by the committee is set forth below in such report. The Board has determined that Mr. Lamneck, who chairs the committee, Ms. Raines and Mr. Duncan each qualify as “audit committee financial experts” under the rules of the SEC. In addition, the Board has determined that all members of the Audit Committee are independent under SEC and NYSE rules applicable to audit committee members. An “audit committee financial expert” is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues generally comparable to the breadth and complexity of issues that can reasonably be expected in the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

Role of Compensation Committee

The principal functions of the Compensation Committee are to (i) oversee the Company’s management compensation philosophy and practices, (ii) oversee the administration of the Company’s compensation plans, in particular the incentive compensation and equity-based plans (and, to the extent appropriate, plans of the Company’s subsidiaries), (iii) discharge the Board’s responsibilities relating to the compensation of the Company’s executives, (iv) review and make recommendations on director compensation, and (v) prepare the annual report on executive compensation included later in this Proxy Statement. The Board has determined that all members of the Compensation Committee are independent under SEC and NYSE rules applicable to compensation committee members. Additional information regarding the functions performed by the committee is set forth below in “Compensation Discussion and Analysis—Role of Compensation Committee.”

Role of Nominating/Governance Committee

The principal functions of the Nominating/Governance Committee are to (i) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board, (ii) make recommendations to the Board concerning committee appointments, (iii) develop, recommend and annually review corporate governance guidelines for the Company, (iv) oversee corporate governance matters, and (v) coordinate an annual evaluation of the Board, which includes an evaluation of each committee and each member of the Board.

14	Benchmark Electronics, Inc. • 2020 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

To be considered by the Nominating/Governance Committee, a director nominee should have experience as a board member or senior executive of a public company or nationally recognized private company. In addition to these requirements, the committee will also evaluate whether the nominee’s skills are complementary to those of incumbent Board members and the Board’s needs for operational, management, financial, international, technological or other expertise. Although there is no specific policy on considering diversity, the Board and the committee believe that the Board membership should reflect diversity in its broadest sense, including geography, gender, ethnicity, viewpoint, education, skills and professional experience. The Nominating/Governance Committee has an independent search firm to identify and screen candidates, perform reference checks, prepare a biography for each candidate for the committee’s review and coordinate interviews. The committee, the Chairman of the Board and executive officers interview candidates that meet the criteria, and the committee selects nominees who it determines are best-suited to actively engage in the oversight of the Company’s strategy and drive sustainable value creation for all shareholders. The committee will consider recommending for nomination to the Board candidates suggested by shareholders, taking into account all the factors and qualities described above, provided that recommendations are submitted and received by us at our principal executive offices at 56 South Rockford Drive, Tempe, Arizona 85281, with an appropriate biographical summary, in accordance with the requirements described below under “Date of Submission of Shareholder Proposals and Director Nominations.”

The Board does not have a written policy requiring members to attend annual shareholders meetings, although the Company expects that all of its directors will attend the Meeting. All Board members then in office were in attendance during the prior year’s annual meeting.

Certain Transactions

There were no Related-Party Transactions (as defined below) since the beginning of last year. The Board would review any proposed Related-Party Transaction to which the Company would be a party to determine if it were in the best interests of our shareholders and the Company. Financial transactions, arrangements, relationships or any series of similar transactions, arrangements or relationships beyond the compensation described elsewhere in this Proxy Statement relating to Board service or employment and exceeding $120,000 in which a Related Party (as defined below) would have a direct or indirect material interest (“Related-Party Transactions”) are subject to Board review. “Related Parties” are directors, director nominees, executive officers, holders of 5% or more of our Common Shares and their immediate family members. Immediate family members are children, stepchildren, spouses, parents, siblings, stepparents, mothers-in-law, fathers-in-law, brothers-in-law, sisters-in-law, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, in the household of a director, director nominee, executive officer or holder of 5% or more of our Common Shares.

The Board does not have a written policy regarding Related-Party Transactions and does not believe such a policy is necessary because the Board has not approved, and does not expect to approve, the Company’s engagement in any Related-Party Transactions other than in rare circumstances. Any Related-Party Transaction would be considered based on facts and circumstances at the time. After review, the Board would decide in good faith whether to approve the transaction.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2019 were Messrs. Scheible, Gifford (Chair), McCreary and Williams (until the end of his term in May 2019). Each member of the committee is independent, and no member was ever employed by the Company. None of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that require disclosure under Item 407(e)(4) of Regulation S-K.

Benchmark Electronics, Inc. • 2020 Proxy Statement	15

COMPENSATION DISCUSSION AND ANALYSIS

The discussion below includes a review of our compensation decisions with respect to 2019 for our “Named Executive Officers,” which under SEC guidelines includes our principal executive officers, our principal financial officer, and our three other most highly compensated executive officers. Our named executive officers for 2019 were:

Jeffrey W. Benck

President and Chief Executive Officer (CEO)

Paul J. Tufano*

Former President and Chief Executive Officer (CEO)

Roop K. Lakkaraju

Executive Vice President and Chief Financial Officer (CFO)

Michael D. Buseman

Executive Vice President of Global Operations

Jan M. Janick

Chief Technology Officer

Stephen J. Beaver

Vice President, General Counsel & Secretary

* Mr. Tufano retired as President and CEO on March 18, 2019

How Executive Pay Supports our Business Strategy

In fiscal year 2019 we saw great momentum in the progress towards the repositioning and realignment of Benchmark. We established a customer-centric go-to market approach, remained focused on operational excellence and efficiency projects, and accelerated our capabilities to provide a differentiated value proposition to our customers.

We believe our pay is well aligned with performance and that our structure maintains an appropriate balance between our long-term and short-term performance, creating a positive relationship between our operational performance and shareholder return. In accordance with our compensation philosophy, in 2019:

•

We reviewed base salaries and maintained all but one at the same level, while providing a modest increase to the salaries of one Named Executive Officer (defined below) based on market data, performance and internal reviews;

•	Our Named Executive Officers did not receive annual incentive pay for 2019 since the Company’s financial performance did not meet the threshold targets and metrics set by the Compensation Committee;

•

We maintained our practice of granting median level grants with a combination of performance-based restricted stock unit (“PSU”) and restricted stock units (“RSUs”) to align the compensation of our Named Executive Officers with the creation of shareholder value and maintain our targeted level of at risk compensation; and

•	The Company issued no shares under the 2017 PSU three-year awards, for which the performance period ended in December 2019, because the 2017 PSU award metrics were not achieved.

Philosophy and Objectives

Our executive compensation program is designed to:

•	attract, retain and reward the performance of our management talent;

•	incentivize the achievement of the Company’s strategic plan, and both short- and long-term operating objectives;

•	be transparent, fair and objective;

•	encourage the taking of prudent business risks for appropriate potential long-term benefits while avoiding excessive, unnecessary or unwise risk; and

•	encourage smart investment and prudent deployment of capital.

16	Benchmark Electronics, Inc. • 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

At-risk, incentive compensation commits our executives to delivering positive results over both the short- and longer-terms by rewarding the achievement of those results and aligning their interests with the financial interests of our shareholders. The Company’s total targeted compensation opportunity is generally set in the median range of market compensation survey data and a peer group of companies (our “Peer Group” is further detailed below), which was refined by the Compensation Committee in 2019 and is reviewed annually to ensure an appropriate representative peer group. Our compensation program is designed to deliver above-median total compensation if above-median performance is achieved and below-median total compensation for below-median performance.

In order to more closely align the financial interests of our executive officers with those of our shareholders, we have (i) share ownership guidelines requiring our executives to acquire a long-term ownership stake in the Company (see “Share Ownership Guidelines” below), (ii) a practice of making all board-level compensation decisions (base salary adjustments, annual bonuses, and long-term equity-based incentives) on a single day to reinforce performance feedback to the executives (see “Timing of Compensation Decisions” below), and (iii) a PSU component in our compensation program, to more closely tie pay to performance. Any vesting of PSUs depends on the Company’s achievement of financial goals set by the Compensation Committee and derived from the Company’s overall financial objectives, which for PSUs awarded in 2019 with a performance period ending in December 2021, included goals relating to:

•	Revenue: The Revenue shall be the total revenue as reported in the Company’s consolidated financial statements for the Measurement Year.

•

Operating income Margin: The Operating Income Margin shall be the operating income as reported in the Company’s consolidated financial statements for the Measurement Year, excluding one-time, non-recurring, non-operational gains or charges and amortization of intangible assets, divided by the Revenue; and

•

ROIC: The ROIC shall be the operating income as reported in the Company’s consolidated financial statements for the Measurement Year, excluding one-time, non-recurring, non-operational gains or charges and amortization of intangible assets and stock compensation expense, adjusted for taxes (i.e., multiplied by one minus the tax rate), divided by the quarterly average of capital employed by the Company during the Performance Period, as described below. The tax rate used shall equal the book tax rate for the Company for the Measurement Year, excluding all discrete items. The quarterly average of capital employed shall equal the average of capital employed on each of last five quarterly consolidated balance sheets for the Company during the Performance Period (opening balance sheet (fourth quarter of year prior to Measurement Year) and first quarter, second quarter, third quarter and fourth quarter balance sheets of the Measurement Year). Capital employed for each balance sheet shall equal the sum of total interest-bearing debt and finance leases (both current and long-term), minority interest, and stockholders’ equity as of the date of each balance sheet less cash and cash equivalents at each balance sheet date.

The Committee believes that revenue growth, operating margin and the efficient use of capital are key long-term determinants of shareholder value. The PSU targets are designed to enhance focus on performance across these areas ensuring alignment between management’s compensation and the creation of shareholder value.

The foregoing financial goals are measured at the end of the performance cycle (see “Long-Term Equity-Based Incentive Program” below).

The primary components of our executive compensation program, described in more detail below, are (i) base salary, (ii) annual performance-based incentive compensation, and (iii) long-term incentive compensation comprised of RSUs and PSUs:

•	Base Salary, which pays a set level of cash income to the executive, generally within the median range of the Peer Group.

•

Annual Performance-Based Incentive Award, which pays a variable cash award to reward achievement of short-term operational performance goals, which in 2019 was based on (i) total revenue, (ii) Adjusted Operating Income (as defined below), and (iii) improvements in our cash conversion cycle.

•

RSUs, which typically vest over a four-year period, are awarded to retain management and permit each executive to steadily build an ownership stake in the Company to encourage the creation of long-term shareholder value.

•

PSUs, designed to encourage the creation of long-term shareholder value and reward performance, subject to the achievement of specific long-term financial objectives over a specified performance period, which in general have a three-year performance cycle.

Three of the four components are “at-risk” in that they have value only if the Company’s financial objectives are achieved or if the value of the Common Shares rise. The Company believes that the design of these at-risk components closely aligns executive pay with performance beneficial to the Company and its shareholders over the immediate and longer terms.

Benchmark Electronics, Inc. • 2020 Proxy Statement	17

COMPENSATION DISCUSSION AND ANALYSIS

Role of Compensation Committee

The Compensation Committee is responsible for reviewing and approving all salary and annual incentive compensation paid to officers of the Company who are subject to Section 16 of the Exchange Act (“Section 16”), including our CEO and the other executive officers named below in the Summary Compensation Table (collectively with the CEO, the “Named Executive Officers”). The Compensation Committee recommends and the Board of Directors approves the CEO’s compensation. The Compensation Committee also approves the equity incentives provided to our executives, as well as most other employees (except for certain employees not subject to Section 16 for whom the CEO has been delegated authority to make limited awards).

The Compensation Committee annually reviews and approves operating and financial goals for the CEO, as well as evaluates the CEO’s performance against goals set for the period year. The CEO’s performance against pre-determined goals is a significant factor in the Committee’s and the Board of Director’s setting of the CEO’s compensation package.

Additional information with respect to the authority of the committee is set forth above under “Operation of Board of Directors and Committees, Attendance, Director Independence”.

Pursuant to its authority under its written charter approved by the Board, the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee. Under its charter, the Compensation Committee may also delegate its authority with respect to equity awards to the extent permitted by the Texas Business Organizations Code, except that the Compensation Committee shall approve all awards of equity-based compensation to any officer subject to Section 16 of the Exchange Act.

The Compensation Committee has retained Pearl Meyer & Partners, LLC to serve as its independent compensation consultant (the “Consultant”) and perform reviews from time to time of our executive compensation practices, as well as the compensation of our Board of Directors. The Consultant advised the Compensation Committee on certain compensation matters relating to 2019 compensation of our executive officers and directors and has performed such a review in connection with the Compensation Committee’s decisions relating to 2020 compensation. The Consultant does not provide any services on behalf of management and does not have any potential business conflicts with its role as an independent advisor.

Role of Management

Regarding most compensation matters, including executive and director compensation, management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its responsibilities to others in setting compensation for the executive officers. The CEO annually reviews the performance of the other executive officers and presents his conclusions and recommendations as to salary adjustments and annual equity awards to the Compensation Committee for its consideration. The Compensation Committee exercises its discretion in determining any adjustments or awards to the Company’s officers, including the Named Executive Officers. The Compensation Committee does not take into account any recommendations from the CEO regarding his own compensation.

Evaluation of Say-on-Pay Advisory Vote

At our 2019 annual meeting, shareholders voted 96% in favor of approving the Named Executive Officer compensation described in the 2019 proxy statement. Based on the Say-on-Pay vote at the annual meeting, the Compensation Committee determined not to change its compensation philosophy or to significantly alter our compensation practices in 2020.

Competitive Market Review

In setting executive compensation, the Compensation Committee considers all factors it deems relevant. The committee also considers data and recommendations presented by the Consultant or management based on market data that provide information on the level of the total target compensation (i.e., salary, annual incentive and long-term incentive compensation) paid to similarly positioned executives at companies in the Peer Group. To determine the amount of compensation to be paid to each of our executives, the committee performs an evaluation, including a review of the following (without assigning specific weight to each factor):

•	each executive’s performance, responsibilities and time in role;

•	market survey data;

•	relativity in pay among the Company’s executive officers;

•	comparability of each executive’s role to executives named in Peer Group proxy statements;

•	general compensation trends;

•	the Company’s financial position; and

•	for executives other than the CEO, the recommendations of the CEO.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has not established a set formula or other quantitative policy for allocating between long-term and immediately payable compensation, cash and noncash compensation, setting the amount of equity awards or allocating equity awards between stock options, RSUs and PSUs. Rather, the Compensation Committee considers compensation in total for each individual, and may, accordingly, weight components differently from year-to-year.

Each year, the Compensation Committee evaluates peers from publicly traded companies that are major competitors or customers. The committee seeks to select peer companies that are comparable to Benchmark based on various criteria, including revenue, market capitalization, similar industry affiliation, scope of global operations and the belief that these companies compete for similar executive talent. The Compensation Committee refined the Peer Group for 2019 to include entities with revenues between $1.19 billion and $6.8 billion and median revenue of $2.4 billion, and focused on manufacturers and companies in the electrical components, information technology, semiconductor components and electronics manufacturing services industries.

The Peer Group for the fiscal year 2019 compensation decisions consisted of the following companies:

• AVX Corporation	• OSI Systems, Inc.
• Celestica Inc.	• Plexus Corp
• Esterline Technologies, Inc.	• Sanmina Corporation
• Fabrinet	• ScanSource, Inc.
• II-VI Incorporated	• TTM Technologies, Inc.
• Insight Enterprise, Inc.	• Vishay Intertechnology, Inc.
• Itron, Inc.	• VeriFone Systems, Inc.
• KEMET Corporation	• Zebra Technology Corporation

Timing of Compensation Decisions

In order to reinforce performance feedback through compensation and to comply with certain regulations impacting performance-based awards, the Compensation Committee makes executive compensation decisions in the first quarter of each year. This allows for an assessment based on a focal point affording the opportunity to consider the relative contribution of each of the executives. The committee reviews and approves equity awards to all eligible employees, including executive officers, once a year, on the date of the committee’s regularly scheduled first quarter meeting. When used, stock options have an exercise price equal to the closing price of the Common Shares on the date of award. The Company believes that the practice of granting stock-based awards in the first quarter of each year is reasonable when followed on a consistent basis each year and reduces the risk of inadvertently timing the grant of such awards with the release of material nonpublic information.

2019 Compensation

Base Salary Compensation

The Compensation Committee reviews base salaries of the Named Executive Officers annually. In making salary determinations, the committee considers salary median range for persons in comparable positions in the Peer Group, the executive’s experience and scope of responsibility, the committee’s assessment of the executive’s individual past and potential future contribution to the Company’s results (without assigning a specific weight to each factor) as well as the recommendations of the CEO (as to executive officers other than the CEO). During its review of base salaries for executives for 2019, the committee primarily considered market data provided by the Consultant, the results of a review of the executive’s compensation relative to the Company’s other executive officers, and the executive’s individual performance. Mr. Lakkaraju’s base salary was increased to $470,000 from $420,000 in 2019. Messrs. Benck, Buseman, Janick and Beaver’s base annual salaries remained at $900,000, $400,000, $350,000 and $325,000, respectively.

Annual Cash-Based Incentive Compensation

The purpose of the executive annual incentive compensation plan is to align the interests of executive officers with shareholders by motivating the achievement of superior financial and operational performance that increases shareholder value. Incentive bonuses are generally granted based on a percentage of each executive officer’s base salary earned during the year. Targets under the executive annual incentive plan for 2019 were set by the Compensation Committee in the first quarter of 2019. Our practice is to award cash

Benchmark Electronics, Inc. • 2020 Proxy Statement	19

COMPENSATION DISCUSSION AND ANALYSIS

incentive bonuses based on the attainment of corporate performance goals. The following table sets forth the threshold, target and maximum performance goals, which are weighted equally and assessed independently with respect to 2019 financial results of the Company for each of the executive officers:

Corporate Performance Goals

Objective Level	Adjusted Operating Income(1)	Cash Conversion Cycle(2)	Revenue
Threshold	$72 million	78 days	$2.240 billion
Target	$102 million	73 days	$2.410 billion
Maximum	$120 million	68 days	$2.585 billion
Actual	$65 million	81 days	$2.124 billion

(1)	Operating income excludes one-time, non-recurring, non-operational gains or charges and amortization of intangible assets (“Adjusted Operating Income”).

(2)

Represents the average of the cash conversion cycle (accounts receivable days plus contract asset days and inventory days less accounts payable and customer deposit days) calculated as of the end of each of the four quarters ended December 31, 2019.

The following table sets forth the potential 2019 threshold, target and maximum cash incentive payment levels, as a percentage of salary, for the Named Executive Officers based on the Company’s achievement of the performance goals above. Below the threshold, no award is earned; achievements between the different levels are paid ratably:

	Potential 2019 Incentive Payments as a Percentage of Salary Related to Achievement of Performance Goals

Named Executive	Threshold	Target	Maximum
Jeffrey W. Benck	57.5%	115.0%	230.0%
Paul J. Tufano(1)	57.5%	115.0%	230.0%
Roop K. Lakkaraju	37.5%	75.0%	150.0%
Michael D. Buseman	37.5%	75.0%	150.0%
Jan M. Janick	25.0%	50.0%	100.0%
Stephen J. Beaver	25.0%	50.0%	100.0%

(1)	Mr. Tufano retired as President and CEO on March 18, 2019.

The total incentive award is determined according to the level of achievement of the aggregate corporate performance goals. The maximum incentive bonus for these executive officers was 200% of target.

At its regular first quarter 2020 meeting, the Compensation Committee determined the extent to which the 2019 performance goals were achieved and approved the amount to be paid to each executive. The Compensation Committee determined that the Company did not meet the threshold Adjusted Operating Income, revenue and cash conversion cycle threshold goals. No incentive awards were paid for 2019.

Long-Term Equity-Based Incentive Program

The Compensation Committee believes that our long-term equity-based incentive program focuses executives on key performance metrics that align with long-term shareholder value creation and the Company’s long–term strategic plan, establishes a direct link between compensation and the achievement of long-term financial objectives and facilitates an increased equity ownership by our executives. In the first quarter of 2019, the committee awarded executive officers a combination of RSUs and PSUs under our 2010 Omnibus Incentive Compensation Plan (the “2010 Omnibus Plan”)1 (in each case, as further described below). To determine the awards

[1]

The 2010 Omnibus Plan was replaced in May 2019 with a 2019 Omnibus Incentive Plan (the “2019 Omnibus Plan”) approved by the Company’s shareholders at the Company’s 2019 annual shareholders meeting and no additional grants were made under the 2010 Omnibus Plan after that date. The 2010 Omnibus Plan continues to govern awards previously granted under the 2010 Omnibus Plan.

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COMPENSATION DISCUSSION AND ANALYSIS

for each executive officer, the committee evaluated each executive officer’s performance and responsibilities, and also considered market data, relative pay among the Company’s executive officers and other factors (without assigning a specific weight to each factor). The evaluation was made with input from our CEO, and also factored in the future potential contribution from each executive officer. Although management recommended the number of shares to be covered by equity awards granted to employees, the committee approved the grant of all equity awards and did not delegate the timing of such grants. Equity award grants to our CEO and other executive officers are not made automatically each year. The amount and terms of equity awards already held by executives generally are not significant factors in the committee’s determination of whether and how many equity awards should be granted to the executive officers.

RSUs—Long-term equity-based incentive compensation awards include time-based awards, which typically vest over four years, to improve retention of executive officers and to enable a steadily growing ownership stake in the Company that encourages long-term strategic performance.

PSUs—The committee believes the PSUs, which are subject to the achievement of measurable, absolute financial goals, enable management to build a meaningful ownership stake in the Company to encourage long-term strategic thinking and the avoidance of unnecessary or excessive risk taking. The financial goals for the 2019 grants were set by the committee and relate to the achievement of performance related revenue, Adjusted Operating Income and Adjusted ROIC goals as outlined in the Company’s 3-year strategic plan. Achievement of these goals will be assessed at the end of the performance period. Each metric will be weighted and assessed equally and independently. The number of PSUs that will ultimately be earned will not be determined until the end of the corresponding performance periods, and may vary from as low as zero to as high as 2.5 times the target number depending on the level of achievement of the performance goals.

The long-term equity-based incentive compensation awards made in the first quarter of 2019 consisted of approximately 50% of the total value awarded in PSUs and 50% in RSUs.

Deferred Compensation Benefits

In order to attract and retain key employees, the Company established the Benchmark Electronics, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), which allows certain designated employees, including our Named Executive Officers, the opportunity to defer, on a pretax basis, their salary, bonus awards, and other specified compensation and to receive the deferred amounts, together with an investment return (positive or negative), either at a predetermined time in the future or upon termination of employment with the Company. The Company intends that the Deferred Compensation Plan will at all times be maintained on an unfunded basis for federal income tax purposes under the Code and be administered as a nonqualified ‘‘top-hat’’ plan exempt from the substantive requirements of the Employee Retirement Income Security Act. All contributions by employees to the Deferred Compensation Plan, as well as any contributions by the Company, are fully vested upon contribution.

Retirement Benefits

All employees in the United States, including the executive officers, are eligible to participate in the Company’s 401(k) Employee Savings Plan (the “Savings Plan”). The Savings Plan is a defined contribution tax-qualified retirement savings plan pursuant to which employees are able to contribute a portion of their eligible cash compensation to the Savings Plan and the Company provides matching cash contributions up to 4% of the employees’ eligible compensation upon hire. All contributions by employees to the Savings Plan, as well as any matching contributions by the Company, are fully vested upon contribution.

Perquisites and Personal Benefits

The Company historically has offered only minimal perquisites or other personal benefits to executive officers, consisting of a portion of the cost of financial planning services, health club memberships and annual physical exams.

Other Matters

Share Ownership Guidelines

Our Named Executive Officers are subject to a share ownership requirement implemented in 2008. During their term of employment with the Company, these officers are expected to directly own Common Shares having a market value of at least 3x annual base salary for the CEO and 2x annual base salary for the other Named Executive Officers. Any such officers who have not yet achieved this ownership requirement are expected to retain 20% of each vesting of their awarded RSUs. Once achieved, the officer remains in compliance despite any decrease in the market value of the Common Shares or any increase in base salary.

Benchmark Electronics, Inc. • 2020 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS

Analysis of Compensation Risk

Periodically our Compensation Committee analyzes the potential risks posed by the Company’s compensation programs to determine whether the programs might encourage the executive officers to take unnecessary or excessive risks, or whether the programs might encourage the manipulation of reported earnings. As part of its analysis the committee also considers mitigating factors and controls:

Component	Potential Risk	Mitigating Factors
Base Salary	• Increase in fixed expense. • Retention challenges if below market levels.	• Management of expenses and increases. • Annual market surveys.

Annual Incentive Plan	• Imprudent risk taking to maximize short-term reported financial results. • Short term operating income optimization without regard for longer term results.	• Internal financial controls. • Award caps. • Tied to independently audited results.

Long-Term Equity-Based Incentive Plans	• Imprudent risk taking to maximize short-term stock price. • Earnings manipulation.	• Long-term incentive awards at risk. • Share ownership guidelines. • Vesting periods. • Internal financial controls. Independent audit.

Health & Insurance Benefits	• Increase in fixed expense. • Retention challenges if not market competitive.	• Management of expenses. • Annual market surveys. • Strategic plan design to minimize cost escalations and consumer driven design components.

Retirement Benefits (401k and Deferred Compensation Plans)	• Increase in fixed expense. • Retention challenges if not market competitive. • Legal compliance risks.	• Management of expenses. • Limited nonqualified retirement benefits. • Third-party professional advisors.

Severance Plans	• Increase in fixed expense.	• Limitations within employment, severance and change of control agreements. • Benefit limits.

Perquisites & Expatriate Benefits	• Increase in fixed expense. • Retention challenges if not market competitive.	• Management of expenses. • Annual market surveys.

Overall, we believe that the Company’s compensation programs include an appropriate mix of fixed and variable features, short-term and long-term incentives and centralized oversight. Based on this, the Compensation Committee has determined that our compensation program is unlikely to motivate inappropriate risk-taking.

Certain Tax Considerations

Beginning with our 2018 tax year, Section 162(m) of the Code (“Section 162(m)”) generally prohibits a public company from taking an income tax deduction for compensation over $1 million paid to the principal executive officer, the principal financial officer and any one of the three highest paid executive officers as of the close of the applicable taxable year. Although, the tax benefits associated with performance based compensation programs previously allowed under 162(m) generally have been eliminated, the Compensation Committee believes that a pay-for-performance model incentivizes our executive officers to achieve objectives that are aligned to the creation of stockholder value, irrespective of tax deductibility.

Hedging, Short Sales and Pledging Policies

Directors and executives are prohibited from pledging, hedging, selling short or otherwise engaging in speculative practices regarding the Company’s securities.

22	Benchmark Electronics, Inc. • 2020 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee operates under a written charter approved by the Board of Directors. As required by the charter, each member of the committee is independent, and no member of the committee has any interlocking or other relationships with the Company.

The committee administers the Company’s executive compensation program. Among other things, the committee is responsible for:

•	establishing the compensation of our CEO, which is then ratified by the full Board;

•	determining the compensation of the Named Executive Officers other than the CEO; and

•	administering the Company’s employee benefit plans.

The committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2019 and other compensation disclosures in this Proxy Statement with management. Based on such reviews and discussions, the committee recommended to the Board that the compensation-related disclosures made in this Proxy Statement be included herein and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2019.

Respectfully submitted,

Compensation Committee

Robert K. Gifford, Chair

Jeffrey S. McCreary

David W. Scheible

Benchmark Electronics, Inc. • 2020 Proxy Statement	23

COMPENSATION TABLES AND NARRATIVES

The following tables, narratives and footnotes describe the total compensation and benefits of our CEO and our other Named Executive Officers for 2019.

Summary Compensation Table

The following table sets forth information concerning the compensation and benefits of our Named Executive Officers during the fiscal years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Jeffrey W. Benck	2019	$692,308	$85,000	$4,900,044	$—	$313,896	$5,991,248
President and Chief
Executive Officer (CEO)(4)
Paul J. Tufano	2019	1,123,077	—	3,110,658	—	23,707	4,257,442
President and Chief	2018	1,000,000	—	3,300,022	724,500	88,550	5,113,072
Executive Officer (CEO)(5)	2017	1,000,000	—	1,800,005	1,374,250	108,026	4,282,281
Roop K. Lakkaraju(6)	2019	458,461	—	1,292,534	—	42,474	1,793,469
Executive Vice President and	2018	403,846	150,000	834,965	190,817	20,759	1,600,387
Chief Financial Officer (CFO)
Michael D. Buseman(7)	2019	400,000	—	700,002	—	31,940	1,131,942
Executive Vice President of	2018	400,000	—	349,992	189,000	20,189	959,181
Global Operations	2017	153,846	—	732,752	137,885	79,466	1,103,949
Jan M. Janick(8)	2019	350,000	—	962,532	—	17,690	1,330,222
Chief Technology Officer	2018	346,154	—	612,509	109,038	23,390	1,091,091
Stephen J. Beaver(9)	2019	325,000	—	568,766	—	19,330	913,096
Vice President, General Counsel and Secretary	2018	125,000	40,000	568,000	39,375	105	772,480

(1)

The amounts reflect the aggregate grant date fair value of RSU and PSU grants pursuant to the Company’s equity plans during the fiscal years ended December 31, 2019, 2018 and 2017, respectively, computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Stock awards were valued using the closing market price of the Common Shares on the grant date. A portion of the awards listed above are subject to performance conditions, with the grant date fair value calculated for purposes of the Stock Awards column assuming a target level of achievement. For PSUs, assuming the performance conditions will be achieved at a maximum level of 250% of target for grants in 2019, the grant date fair value of PSU awards for each of our Named Executive Officers would be as follows:

Mr. Benck	$3,750,030
Mr. Tufano	$3,888,358
Mr. Lakkaraju	$1,028,164
Mr. Buseman	$875,004
Mr. Janick	$765,663
Mr. Beaver	$710,958

(2)

The amounts shown in this column reflect cash incentive bonuses earned by our Named Executive Officers pursuant to the Company’s annual executive incentive compensation plan. The amounts include cash bonuses earned in year of service regardless of when paid. No cash incentive bonuses were earned in 2019.

(3)

For the year ended December 31, 2019, the “All Other Compensation” column includes (a) $8,997 to Mr. Benck, $4,615 to Mr. Tufano, $11,000 to Mr. Lakkaraju, $11,000 to Mr. Buseman, $1,454 to Mr. Janick, $7,638 and to Mr. Beaver paid by the Company pursuant to the Company’s Savings Plan (under the Savings Plan, the Company is obligated to make matching contributions to the Savings Plan in an amount equal to 100% of each participant’s elective contributions, to the extent that such elective contributions do not exceed 4% of such participant’s eligible compensation and IRS limits), (b) payments by the Company to Messrs. Benck, Tufano, Lakkaraju, Buseman, Janick and Beaver pursuant to the Company’s Deferred Compensation Plan as elective contributions (see “Registrant Contributions in Last Fiscal Year” column below under Nonqualified Deferred Compensation), and (c) payments by the Company of premiums for term life insurance on behalf of each of our Named Executive Officers. In addition, Mr. Benck received $255,000 of perquisites during 2019 which included $250,000 in relocation assistance and $5,000 for financial planning services. Mr. Lakkaraju received $10,257 of perquisites during 2019, which included $5,000 for financial planning services and $2,800 for a health club

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COMPENSATION TABLES AND NARRATIVES

membership and $2,457 for his annual executive physical. Mr. Buseman received $4,090 of perquisites during 2019, which included $2,255 for financial planning services, $1,262 for a health club membership and $573 for his annual executive physical. Mr. Janick received $6,044 of perquisites during 2019, which included $2,000 for financial planning services and $4,044 for his annual executive physical. Mr. Beaver received $5,467 of perquisites during 2019, which included $475 for financial planning services, $4,500 for a health club membership and $492 for his annual executive physical.

(4)	Mr. Benck became President and CEO in March 2019.

(5)	Mr. Tufano retired as President and CEO in March 2019, continuing to serve as an advisor to the Company until December 31, 2019, at which point he voluntarily retired from Benchmark.

(6)	Mr. Lakkaraju became an Executive Officer in January 2018 and received a base salary increase to $470,000 during 2019.

(7)	Mr. Buseman became an Executive Officer in August 2017.

(8)	Mr. Janick became an Executive Officer in August 2018 and received a base salary increase to $350,000 during 2018.

(9)	Mr. Beaver became an Executive Officer in August 2018.

Employment and Other Agreements

The Company has entered into an employment agreement with Mr. Benck and severance agreements with Messrs. Lakkaraju, Buseman, Janick and Beaver. These agreements are automatically extended by successive one-year terms, unless terminated by the Company or the executive.

Each agreement also provides for severance payments if the applicable Named Executive Officer’s employment is terminated under certain qualifying circumstances. A more detailed discussion of the severance terms is set forth in “—Potential Payments upon Termination or Change in Control”.

Each agreement contains restrictive covenants that prohibit the applicable Named Executive Officer from competing with the Company or soliciting its customers or service providers during the term of the agreement and for two years thereafter, as well as a confidentiality covenant of indefinite length.

In addition to the restrictive covenants described in the preceding sentence, Messrs. Benck, Lakkaraju, Buseman, Janick and Beaver may not, during their periods of employment and for two years thereafter, make disparaging remarks about the Company, its subsidiaries or products and services or divert customers of the Company to its competitors.

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COMPENSATION TABLES AND NARRATIVES

Grants of Plan-Based Awards

The Benchmark Electronics, Inc. 2010 Omnibus Plan authorized, and its replacement the 2019 Omnibus Plan authorizes, the Company, upon approval of the Compensation Committee, to grant a variety of types of awards, including stock options, restricted shares, RSUs, stock appreciation rights, performance compensation awards, including PSUs, phantom stock awards and deferred share units, or any combination thereof, to any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company. The 2010 Omnibus Plan was replaced in May 2019 and no additional grants can be made under that plan. The 2019 Omnibus Plan was approved by the Company’s shareholders in May 2019 and replaced the 2010 Omnibus Plan. As of December 31, 2019, the Company had equity awards outstanding with respect to 1.3 million Common Shares under the Company’s 2010 and 2019 Omnibus Plan, and 2.7 million additional Common Shares are available for issuance under the 2019 Omnibus Plan.

The following table sets forth information concerning grants of RSUs and PSUs to the Named Executive Officers during 2019 under the 2010 Omnibus Plan, as well as estimated possible payouts under cash and equity incentive plans. The Company did not grant any stock option awards during 2019; accordingly, these columns have been omitted.

2019 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Awards ($)(3)
Jeffrey W. Benck	3/18/19	—	—	—	28,659	57,318	143,295	—	$1,500,012
	3/18/19	—	—	—	—	—	—	129,921	$3,400,032
	3/18/19	$398,076	$796,153	$1,592,306	—	—	—	—	—
Paul J. Tufano	2/20/19	—	—	—	27,685	55,370	138,425	—	$1,555,343
	2/20/19	—	—	—	—	—	—	55,369	$1,555,315
	2/20/19	$575,000	$1,150,000	$2,300,000	—	—	—	—	—
Roop K. Lakkaraju	2/20/19	—	—	—	7,321	14,641	36,603	—	$411,266
	2/20/19	—	—	—	—	—	—	31,373	$881,268
	2/20/19	$171,923	$343,846	$687,692	—	—	—	—	—
Michael D. Buseman	2/20/19	—	—	—	6,230	12,460	31,150	—	$350,001
	2/20/19	—	—	—	—	—	—	12,460	$350,001
	2/20/19	$150,000	$300,000	$600,000	—	—	—	—	—
Jan M. Janick	2/20/19	—	—	—	5,452	10,903	27,258	—	$306,265
	2/20/19	—	—	—	—	—	—	23,363	$656,267
	2/20/19	$87,500	$175,000	$350,000	—	—	—	—	—
Stephen J. Beaver	2/20/19	—	—	—	5,062	10,124	25,310	—	$284,383
	2/20/19	—	—	—	—	—	—	10,124	$284,383
	2/20/19	$81,250	$162,500	$325,000	—	—	—	—	—

(1)

The information included in the “Threshold”, “Target” and “Maximum” columns represents the range of potential payout under the 2019 annual executive incentive compensation plan for the Named Executive Officers in 2019.

(2)

The information included in the “Threshold”, “Target” and “Maximum” columns represents the range of potential shares that may be earned in respect of PSUs granted under the 2010 Omnibus Plan for the Named Executive Officers in 2019. The number of PSUs that will ultimately be earned will not be determined until the end of the performance period, which is December 31, 2021. Shares earned will be proportionately increased in the event of attainment of performance goals at levels between “Threshold” and “Target” or “Target” and “Maximum”.

(3)

The amounts shown in this column reflect the grant date fair value of the RSU and PSU awards granted in 2019, as computed in accordance with FASB ASC Topic 718. The RSUs and PSUs were valued using the closing market price of the Common Shares on the grant date.

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2019 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our Named Executive Officers at December 31, 2019.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Benck	129,921	(1)	$4,464,086	57,318	(2)	$1,969,446
Mr. Tufano	—	(1)	$—	110,740	(2)	$3,805,026
Mr. Lakkaraju	43,022	(1)	$1,478,235	26,870	(2)	$923,253
Mr. Buseman	22,161	(1)	$761,451	29,957	(2)	$1,029,322
Mr. Janick	36,413	(1)	$1,251,150	30,298	(2)	$1,041,039
Mr. Beaver	18,223	(1)	$626,142	20,923	(2)	$718,914

(1)	The following table provides the number of unvested RSU awards by vesting date held by our Named Executive Officers at December 31, 2019, subject to the executive’s continued employment.

Vesting Date	Mr. Benck	Mr. Lakkaraju	Mr. Buseman	Mr. Janick	Mr. Beaver
January 8, 2020	—	3,883	—	—	—
February 20, 2020	—	7,843	4,570	8,387	2,531
February 23, 2020	—	—	—	813	—
March 3, 2020	—	—	—	2,298	—
March 18, 2020	32,479	—	—	—	—
August 7, 2020	—	—	2,668	—	—
August 28, 2020	—	—	—	—	2,700
January 8, 2021	—	3,882	—	—	—
February 20, 2021	—	7,843	4,570	8,387	2,531
March 3, 2021	—	—	—	2,298	—
March 18, 2021	32,479	—	—	—	—
August 7, 2021	—	—	2,668	—	—
August 28, 2021	—	—	—	—	2,699
January 8, 2022	—	3,884	—	—	—
February 20, 2022	—	7,843	4,570	8,387	2,531
March 18, 2022	32,479	—	—	—	—
August 28, 2022	—	—	—	—	2,700
February 20, 2023	—	7,844	3,115	5,843	2,531
March 18, 2023	32,484	—	—	—	—

	129,921	43,022	22,161	36,413	18,223
(2)

This represents the number of shares that will be delivered assuming target level of performance for PSU awards. The number of PSUs that will ultimately be earned will not be determined until the end of the respective performance periods, and may vary from as low as zero to as high as 2.5 times the target number.

Benchmark Electronics, Inc. • 2020 Proxy Statement	27

COMPENSATION TABLES AND NARRATIVES

2019 Vested Stock Table

The following table sets forth information concerning vesting of stock awards by our Named Executive Officers during the fiscal year ended December 31, 2019.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Mr. Benck	—	$—
Mr. Tufano	55,368	$1,902,444
Mr. Lakkaraju	3,882	$87,267
Mr. Buseman	4,122	$110,639
Mr. Janick	6,113	$169,296
Mr. Beaver	2,700	$70,416

(1)	The amounts were calculated by multiplying the number of shares acquired on vesting by the Company’s closing stock price per share on the vesting date.

Pension Benefits

None of our Named Executive Officers is covered by a pension plan or other similar benefit plan that provides for payments or other benefits.

Nonqualified Deferred Compensation

The Deferred Compensation Plan allows certain designated employees, including our Named Executive Officers, to defer up to 75% of their base salary and up to 100% of their incentive bonus and other types of ‘‘compensation’’ (commission and such other cash compensation or equity compensation approved by the Compensation Committee) on a tax-deferred basis. Participants may receive matching contributions from the Company on certain of their deferrals. Some participants may also receive discretionary contributions made by the Company. Deferred amounts, together with any investment return (positive or negative) may be distributed either at a predetermined time in the future or upon termination of employment with the Company. The Company intends that the Deferred Compensation Plan will at all times be maintained on an unfunded basis for federal income tax purposes under the Code and be administered as a nonqualified “top-hat” plan exempt from the substantive requirements of the Employee Retirement Income Security Act.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(3) ($)
Mr. Benck	$—	$49,650	$199	$—	$49,849
Mr. Tufano	707,474	18,750	13,157	—	902,479
Mr. Lakkaraju	—	20,875	5,519	—	38,901
Mr. Buseman	—	16,850	17,884	—	128,614
Mr. Janick	35,000	9,850	15,585	—	102,059
Mr. Beaver	—	6,225	25	—	6,250

(1)	The amounts reported in the “Registrant Contributions in Last Fiscal Year” column are included in the Summary Compensation Table in the “All Other Compensation” column.

(2)

These amounts are not considered above-market or preferential under SEC rules and therefore are not reported in the Summary Compensation Table. All contributions to the Deferred Compensation Plan, including Company contributions, are fully vested upon contribution.

(3)

Of the amounts reported in the “Aggregate Balance at Last Fiscal Year End” column, the following amounts were previously reported in the Summary Compensation Tables in the Company’s Proxy Statements in prior years: Mr. Tufano—$83,350; and Mr. Buseman—$79,300.

28	Benchmark Electronics, Inc. • 2020 Proxy Statement

COMPENSATION TABLES AND NARRATIVES

Potential Payments upon Termination or Change in Control

The Company has entered into agreements with the Named Executive Officers that would require the payment of severance by the Company if the applicable executive’s employment were terminated (i) by the Company without cause or (ii) by the executive for “good reason”. The severance to be paid to Messrs. Lakkaraju, Buseman, Janick and Beaver is equal to 100% of the executive’s annual base salary, plus the target level bonus for the full year of termination payable when bonuses are otherwise paid to the Company’s employees. If these executives secure other employment following termination, the foregoing payments will be reduced to 50% of the balance still owing.

In addition, the Company will provide Messrs. Lakkaraju, Buseman, Janick and Beaver continuation of health insurance coverage for one year after the termination of employment. Additionally, in the case of Messrs. Lakkaraju, Buseman, Janick and Beaver, the agreements provide for payment of severance upon the executive’s death or disability, in an amount equal to a prorated bonus. Upon a termination of employment for cause or retirement, the Named Executive Officers will only receive salary earned to the date of termination and benefits under the Company’s benefit plans that were vested as of the date of termination.

In the event the Company terminated Mr. Benck’s employment without cause or Mr. Benck terminated his employment for “good reason”, Mr. Benck would be entitled to receive a lump-sum cash payment equal to two times the sum of (1) Mr. Benck’s (A) annual base salary at the time of his termination plus (B) the greater of his target bonus for the year in which the termination date occurs and the last annual bonus paid to Mr. Benck prior to the termination date (the sum of (A) and (B), the “Total Cash Amount”), and (2) pro rata vesting of all service or time-based unvested RSUs held on the termination date, based on the number of days elapsed in the Initial Term prior to the termination date, and all of his unvested performance-based awards would be forfeited.

In the event the Company terminated Mr. Benck’s employment without cause or Mr. Benck terminated his employment for “good reason” within the 24-month period immediately following a change in control of the Company, then he would instead be entitled to receive a lump-sum cash payment equal to three times the Total Cash Amount and full accelerated vesting of all outstanding RSUs and his PSUs would vest based on target performance.

In either case or in the case of Mr. Benck’s death or disability, the Company would also pay for the portion of the premium cost for Mr. Benck’s group health insurance coverage that it would pay him if he had remained employed by the Company for a period of 18 consecutive months after the termination date, or until such earlier time at which he becomes eligible for similar benefits by reason of new employment or is otherwise no longer eligible for continued coverage under applicable law.

The agreements also provide that if payments and benefits provided thereunder along with other payments and benefits provided by the Company would collectively constitute “parachute payments” for purposes of the golden parachute excise tax provisions under Sections 280G and 4999 of the Code, such payments and benefits would be reduced to an amount sufficient to avoid application of the golden parachute excise tax, but only if the net after-tax amount received by the Named Executive Officers in respect of such payments and benefits in the absence of such reduction would be less than the net after-tax amount received by the Named Executive Officers in respect of such payments and benefits as a result of such reduction.

In the case of Messrs. Lakkaraju, Buseman, Janick and Beaver, “good reason” is generally defined as (i) a material diminution of the executive’s duties or responsibilities, (ii) a reduction in the executive’s target compensation opportunity greater than 10%, (iii) a move to a principal office location that is more than 50 miles from Scottsdale, Arizona without his or her consent, (iv) the Company’s failure to renew the agreement for a successive one-year term, or (v) a material breach by the Company of any other provision of the agreement that is not cured after written notice by the executive.

In the case of Mr. Benck, “good reason” is generally defined as (i) a material diminution of his title or responsibilities, (ii) a reduction in his base salary or annual bonus or long-term incentive compensation opportunity, (iii) relocation of the primary workplace more than 35 miles from his prior workplace, or (iv) a material breach by the Company of his employment agreement that is not cured after written notice by Mr. Benck.

Mr. Tufano retired as President and Chief Executive Officer effective March 18, 2019. He remained in the Company’s services in an advisory role until December 31, 2019, at which point he voluntarily retired from Benchmark.

Benchmark Electronics, Inc. • 2020 Proxy Statement	29

COMPENSATION TABLES AND NARRATIVES

Potential Payments under Involuntary Termination Without Cause, Termination for Good Reason and Termination upon a Change in Control

The table below reflects the amount of compensation payable to the Named Executive Officers upon involuntary not-for-cause termination, or termination by the executives for good reason and termination following a change of control in accordance with their employment or severance agreements. The amounts shown assume that such termination was effective as of December 31, 2019 and includes amounts earned through such time and estimates of the amounts that would be paid to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company. Upon separation from the Company, the Named Executive Officers will be entitled to receive all amounts accrued and vested under the Savings Plan and the Deferred Compensation Plan. These amounts will be determined and paid in accordance with the applicable plan and are not included in the table because they are not severance payments.

The Company’s outstanding equity awards would vest in the event of a termination of employment by the Company without cause or by the awardholder for “good reason” within the two-year period following a change in control of the Company. However, the Company’s outstanding equity awards would vest immediately prior to a change in control if the awards are not assumed or substituted by the successor company or its parent or subsidiary in connection with the transaction. Under the equity award agreements, “good reason” is defined as (i) a material diminution of the awardholder’s duties or responsibilities, (ii) a reduction in the awardholder’s base salary greater than 10%, or annual bonus or long-term incentive compensation opportunity or (iii) a material breach by the Company of the awardholder’s employment agreement or any other agreement between the Company and the awardholder.

Name	Lump Sum Severance Payment(1)	Continuation of Insurance Benefits(2)	Accelerated Vesting of Stock Awards		Total Payments
Mr. Benck	$2,835,000	$25,117	$1,831,182	(3)	$4,961,299	(5)
Mr. Benck—Change in Control	8,505,000	25,117	6,433,532	(4)	14,963,649	(5)
Mr. Lakkaraju	470,000	17,078	—		487,078	(5)
Mr. Lakkaraju—Change in Control	940,000	25,617	2,401,489	(4)	3,367,106	(5)
Mr. Buseman	400,000	17,078	—		417,078	(5)
Mr. Buseman—Change in Control	800,000	25,617	1,389,793	(4)	2,215,410	(5)
Mr. Janick	350,000	5,765	—		355,765	(5)
Mr. Janick—Change in Control	700,000	8,648	1,976,078	(4)	2,684,726	(5)
Mr. Beaver	325,000	17,078	—		342,078	(5)
Mr. Beaver—Change in Control	650,000	25,617	1,345,056	(4)	2,020,673	(5)

(1)

Payment based on annual base salary as of December 31, 2019 and, if applicable, any cash incentive bonus payable under the terms of their agreements. The amounts do not include payments to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay.

(2)

Estimated cost to the Company of providing applicable insurance welfare benefits for (i) 18 months for Mr. Benck and (ii) 12 months (18 months, in the event of a termination of employment in connection with a change in control) for Messrs. Lakkaraju, Buseman Janick and Beaver, in each case after the termination of employment based on average annual cost per employee.

(3)

The value of the accelerated vesting benefit equals (A) the number of RSUs that would vest on an accelerated basis upon the occurrence of a qualifying termination, multiplied by (B) the closing price per share of the Common Shares on December 31, 2019.

(4)

The value of the accelerated vesting benefit equals (A) the number of RSUs and PSUs that would vest on an accelerated basis upon the occurrence of a qualifying termination within the two-year period following a change of control event, multiplied by (B) the closing price per share of the Common Shares on December 31, 2019.

(5)

These payments and benefits are subject to reduction if their receipt triggers the golden parachute excise tax under Section 4999 of the Code. As indicated above, payments and benefits would be reduced to an amount sufficient to avoid application of the golden parachute excise tax to the extent that the net after-tax amount received by the Named Executive Officer in respect of such payments and benefits in the absence of such reduction would be less than the net after-tax amount received by them in respect of such payments and benefits as a result of such reduction.

30	Benchmark Electronics, Inc. • 2020 Proxy Statement

COMPENSATION TABLES AND NARRATIVES

Potential Payments upon Death or Disability

The amount of compensation payable to each Named Executive Officer’s estate upon the death or disability of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2019, and thus include amounts earned through such time and are estimates of the amounts that would be paid to the executives’ estates upon their termination. The actual amounts to be paid can only be determined at the time of the executive’s death or disability. All contributions to the Deferred Compensation Plan are fully vested upon contribution and would be paid out upon death or disability. See “Compensation Tables and Narratives—Nonqualified Deferred Compensation.”

Name	Lump Sum Payment Attributable to Salary(1)	Lump Sum Payment Attributable to Cash Incentive Bonus(1)	Continuation of Health Insurance Benefits(2)	Vesting of Stock Awards(3)
Mr. Benck	$—	$—	$25,117	$6,433,532
Mr. Lakkaraju	—	—	—	1,478,236
Mr. Buseman	—	—	—	761,452
Mr. Janick	—	—	—	1,251,151
Mr. Beaver	—	—	—	626,142

(1)

Payment based on executive’s annual base salary and cash incentive bonus as of December 31, 2019. The amounts do not include payments to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay.

(2)	Estimated cost to the Company of providing health insurance benefits for 18 months following the death or disability of Mr. Benck.

(3)

The value of the accelerated vesting benefit equals (A) the number of RSUs that would vest on an accelerated basis upon the death or disability of the Named Executive Officers and for Mr. Benck all unvested PSU at target payout, multiplied by (B) the closing price per share of the Common Shares on December 31, 2019.

CEO Pay Ratio

As required by SEC rules, the Company is disclosing the median of the annual total compensation of all employees of the Company (excluding the CEO), the annual total compensation of the CEO, and the ratio of the median of the annual total compensation of all employees to the annual total compensation of the CEO. The pay ratio below is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below.

Consistent with SEC rules, the Company reviewed its global employee population at the end of December 31, 2019 to prepare the analysis. Using the Company’s internal records for December 31, 2019, the date selected by the Company for purposes of choosing the median employee, the global employee population consisted of approximately 11,210 individuals, with approximately 27% of these individuals located in the United States, 50% in Asia, 9% in Europe and the remaining 14% in Mexico. The median employee was identified using the Company’s last payroll records of 2019 and the base salary paid to employees (annualized in the case of employees who joined the Company during 2019), excluding our CEO, as the Company believes this to be a consistently applied measure across its population. The base salaries of employees outside of the United States were converted using the prevailing currency exchange rate in December 2019. Other sources of compensation were then added to calculate the annual total compensation of the median employee.

For fiscal 2019, the median employee’s annual total compensation was $8,911 and the annual total compensation of the Company’s CEO was $6,189,900. Based on this information, the ratio of the annual total compensation of the Company’s CEO to the annual total compensation of its median employee for fiscal 2019 is 695:1. The median employee is a direct labor worker at our Tijuana, Mexico manufacturing facility.

Mr. Benck’s annual total compensation in fiscal 2019 included certain one-time compensation awards and benefits, which the Company does not expect to provide in future years, including new hire equity awards of RSUs (the aggregate value, as calculated in accordance with the requirements of the Summary Compensation Table, of these awards was $1,900,021) and relocation assistance in connection with his move.

The Company has not made any of the adjustments permissible by the SEC, nor have any material assumptions or estimates been made to identify the median employee or to determine annual total compensation.

Benchmark Electronics, Inc. • 2020 Proxy Statement	31

COMPENSATION TABLES AND NARRATIVES

Compensation of Directors

Employee directors have never received any additional compensation for serving on the Board above the compensation they received for serving as officers of the Company. For information regarding compensation programs with respect to our Named Executive Officers, see “Compensation Discussion and Analysis.”

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting nonemployee director compensation, the Board considers the significant amount of time that directors spend in fulfilling their duties, as well as the skill they bring to the Board. Any changes to nonemployee director compensation practices are recommended by the Compensation Committee, working with its Consultant, for approval by the full Board.

The Compensation Committee annually reviews and evaluates nonemployee director compensation practices in relation to comparable companies. Based on its most recent review, conducted with the benefit of the committee’s Consultant, the committee recommended no increase in the annual retainer that has been paid to directors or the fees paid for attendance at Board and committee meetings. Each nonemployee director receives an RSU award with a $150,000 value on the date of the annual shareholders meeting; a director first elected on a date other than the date of the annual shareholders meeting receives an RSU award that is discounted on a pro rata basis for the portion of the year served. Each RSU vests over a one-year period following its issue.

In addition, nonemployee directors are subject to a minimum share ownership requirement. Within five years of the date the director joins the Board, each nonemployee director is required to directly own Common Shares of the Company with a market value of at least $180,000 (three times the annual board retainer). Messrs. Carlson, Duncan, Gifford, Lamneck, McCreary and Scheible have met the ownership requirement. Ms. Raines is required to comply with the requirement by May 2023. Ms. De Greef-Safft is required to comply with the requirement by December 2024.

Cash Compensation Paid to Nonemployee Directors

The following table shows the 2019 nonemployee director compensation as determined by the Board upon the recommendation of the Compensation Committee. Accrued meeting fees and pro rata retainers are paid quarterly.

Annual Board Retainer	$60,000
Annual Non-Executive Board Chair Retainer	$80,000
Annual Audit Committee Chair Retainer	$20,000
Annual Compensation Committee Chair Retainer	$15,000
Annual Nominating/Corporate Governance Committee Chair Retainer	$12,500
Payment per Board meeting attended	$1,500
Payment per Committee meeting attended	$1,500

Directors are also reimbursed for their reasonable travel expenses incurred on Company business.

Equity-Based Compensation Program for Nonemployee Directors

In 2002, the Board adopted and shareholders approved the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors (the “2002 Plan”) for the benefit of members of the Board who are not employees of the Company or its Affiliates (as defined in the 2002 Plan). The purpose of the 2002 Plan was to encourage ownership of the Common Shares by eligible nonemployee directors, to increase their incentive to render services and exert maximum effort for the success of the Company, and to further align their interests with shareholders. The 2002 Plan terminated in February 2012 and was replaced by the 2010 Omnibus Plan; no additional grants may be made under the 2002 Plan. In May 2019, the 2010 Omnibus Plan was terminated and replaced with the 2019 Omnibus Plan approved by the Company’s shareholders. No additional grants may be made under the 2010 Omnibus Plan. The 2010 Omnibus Plan will, however, continue to govern awards previously granted under the 2010 Omnibus Plan.

During 2019, an aggregate 43,716 RSUs were granted to nonemployee directors under the 2019 Omnibus Plan. These awards vest over a one-year period, starting from the grant date.

32	Benchmark Electronics, Inc. • 2020 Proxy Statement

COMPENSATION TABLES AND NARRATIVES

2019 Director Summary Compensation Table

The following table summarizes the cash and equity compensation for nonemployee directors during 2019. The Company did not grant any stock option awards to any of our nonemployee directors during 2019, and none of them is covered by a nonequity incentive plan, pension plan or nonqualified deferred compensation plan; accordingly, these columns have been omitted.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Bruce A. Carlson	$78,000	$150,017	$228,017
Anne De Greef-Safft(2)	—	67,417	67,417
Douglas G. Duncan	90,500	150,017	240,517
Robert K. Gifford	93,000	150,017	243,017
Kenneth T. Lamneck	98,000	150,017	248,017
Jeffrey S. McCreary	78,000	150,017	228,017
Merilee Raines	79,500	150,017	229,517
David W. Scheible	158,000	150,017	308,017
Clay C. Williams(3)	50,918	—	50,918

(1)

The amounts reflect the aggregate fair value of RSUs granted pursuant the 2019 Omnibus Plan during 2019, computed in accordance with the provisions of FASB ASC Topic 718. The RSU awards were valued using the closing market price of the Common Shares on the grant date.

(2)	Ms. De Greef-Safft was appointed to the Board in December 2019.

(3)	Mr. Williams is a former director who was not nominated for re-election at the 2019 annual meeting of shareholders.

The following table sets forth information concerning unvested RSUs held by our nonemployee directors as of December 31, 2019.

Name	Number of Shares or Units of Stock That Have Not Vested
Mr. Carlson	5,972
Ms. De Greef-Safft	1,912
Mr. Duncan	5,972
Mr. Gifford	5,972
Mr. Lamneck	5,972
Mr. McCreary	5,972
Ms. Raines	5,972
Mr. Scheible	5,972

Benchmark Electronics, Inc. • 2020 Proxy Statement	33

PROPOSAL 2 — ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board is seeking a shareholder advisory vote to approve Named Executive Officer compensation. In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing shareholders an opportunity to cast a nonbinding, advisory vote to approve the compensation of our Named Executive Officers as disclosed above pursuant to the SEC’s compensation disclosure rules. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve or not approve our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

This Say-on-Pay vote is advisory only and not binding on the Company, the Compensation Committee or the Board. However, the committee and Board will take the outcome of this vote into account when considering future compensation arrangements for our Named Executive Officers.

As selected by our shareholders at the 2017 annual meeting (commonly referred to as a “Say-on-Frequency” vote) and approved by our Board, the Say-on-Pay vote is held annually. The next Say-on-Frequency vote will occur in 2023.

Recommendation

✓	The Board recommends that shareholders vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

34	Benchmark Electronics, Inc. • 2020 Proxy Statement

COMMON SHARE OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership, as defined in Rule 13d-3 under the Exchange Act, of Common Shares as of March 20, 2020, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares, each director and nominee for director of the Company, each Named Executive Officer of the Company and all directors and executive officers of the Company as a group.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Benchmark Electronics, Inc., 56 South Rockford Drive, Tempe, Arizona 85281.

Beneficial Owners	Common Shares Beneficially Owned (1)		Percentage of Outstanding Common Shares
Stephen J. Beaver	3,727		(3)
Jeffrey W. Benck	18,397		(3)
Michael D. Buseman	8,078		(3)
Bruce A. Carlson	15,163	(2)	(3)
Robert B. Crawford	—		(3)
Anne De Greef-Safft	—		(3)
Douglas G. Duncan	22,940	(2)	(3)
Robert K. Gifford	19,143	(2)	(3)
Scott M. Hicar	6,023		(3)
Jan M. Janick	15,759		(3)
Roop K. Lakkaraju	10,858		(3)
Kenneth T. Lamneck	36,434	(2)	(3)
Jeffrey S. McCreary	51,397	(2)	(3)
Merilee Raines	11,406	(2)	(3)
David W. Scheible	49,799	(2)	(3)
Paul J. Tufano	125,299		(3)
Rhonda R. Turner	—		(3)
Lisa K. Weeks	52,432		(3)
Directors and current executive officers as a group (17 persons)	321,556	(4)	0.9%
BlackRock Inc.	5,762,646	(5)(6)	15.8%
55 East 52nd Street
New York, New York 10055
The Vanguard Group	4,080,942	(5)(7)	11.2%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP	3,168,535	(5)(8)	8.7%
Building One
6300 Bee Cave Road
Austin, Texas 78746

(1)	Unless otherwise noted, each person identified possesses sole voting and dispositive power with respect to the shares listed, subject to community property laws.

(2)	Includes 5,972 shares to be acquired upon the vesting of RSUs within 60 days of March 20, 2020.

(3)	Less than 1%.

(4)	Includes 43,793 shares that may be acquired upon the exercise of options currently exercisable and 0 shares to be acquired upon the vesting of RSUs within 60 days of March 20, 2020.

(5)	Based solely on information filed with the SEC.

(6)

According to a February 4, 2020 Schedule 13G filing: (i) BlackRock Inc. has sole power to vote or direct the vote of 5,649,495 shares and sole power to dispose or direct the disposition of 5,762,646 shares and (ii) holds such shares in its capacity as a parent holding company or control person.

(7)

According to a February 12, 2020 Schedule 13G filing: (i) The Vanguard Group has sole power to vote or direct the vote of 34,491 shares, shared power to vote or direct the vote of 7,900 shares, shared power to dispose or direct the disposition of 38,691 shares and sole power to dispose or direct the disposition of 4,042,251 shares and (ii) holds such shares in its capacity as investor advisor.

(8)

According to a February 12, 2020 Schedule 13G filing: (i) Dimensional Fund Advisors LP has sole power to vote or direct the vote of 3,090,336 shares and sole power to dispose or direct the disposition of 3,168,535 shares and (ii) holds such shares in its capacity as investor advisor.

Benchmark Electronics, Inc. • 2020 Proxy Statement	35

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee determined that the appointment of KPMG is in the best interest of the Company and shareholders and has appointed KPMG as the independent public accounting firm of the Company for the year ending December 31, 2020. Shareholders will be asked to ratify the appointment of KPMG at the Meeting. Ratification will require the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote and present, in person or represented by proxy, at the Meeting. The current engagement partner began his services on the Company’s account in 2015 and will be replaced upon completion of required rotation by a new engagement partner for the year 2020 beginning in March 2020. Representatives of KPMG will be present at the Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

✓	The Board of Directors recommends a vote FOR the proposal to ratify the appointment of the independent public accounting firm.

36	Benchmark Electronics, Inc. • 2020 Proxy Statement

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s financial reporting process, as well as the design and maintenance of systems of internal accounting and financial controls. The Audit Committee is responsible for providing independent, objective oversight of management’s conduct of the reporting process and the accounting and control systems. The committee operates under a written charter approved by the Board and met 11 times during 2019. The committee’s meetings are designed to facilitate and encourage communication between members of the committee and management, private communication between committee members and the Company’s internal auditors, and between committee members and the Company’s independent registered public accounting firm, KPMG.

The Audit Committee has sole authority for the selection and retention of the Company’s independent accountants. The independent accountants’ appointment is presented annually to shareholders for ratification. For 2019, the committee determined that it would be in the best interest of the Company and shareholders to again appoint KPMG as the independent accountants. KPMG has served as our auditor since 1986. The independent accountants are responsible for auditing the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management, our internal auditor and KPMG to review and discuss the 2019 audited financial statements and matters related to Section 404 of the Sarbanes-Oxley Act of 2002. The committee also discussed with KPMG the matters required by the Public Company Accounting Oversight Board (“PCAOB”) rules, including PCAOB Auditing Standard No. 1301, Communications With Audit Committees. In addition, the committee received written disclosures and the letter from KPMG required by such rules regarding the independent accountants’ communications with the committee concerning independence, and the committee reviewed and discussed with KPMG the firm’s independence.

Based upon the Audit Committee’s review of the audited consolidated financial statements and the foregoing reviews and discussions, the committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a specific policy for pre-approval of services to be provided by the Company’s independent accountants. Under the policy, in addition to the annual audit engagement terms and fees, the committee pre-approves specific types of audit, audit-related, tax and non-audit services to be performed by the independent accountants throughout the year, as well as fee ranges for each specific service, based on the committee’s determination that the provision of the services would not be likely to impair the accounting firm’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the committee. The pre-approval is effective for 12 months from the date of pre-approval, unless the committee specifically approves the provision of such services for a different period. The policy permits the committee to delegate pre-approval authority to one or more of its members to ensure prompt handling of unexpected matters, with such delegated pre-approvals to be ratified by the committee at its next meeting.

The following table presents fees for professional services provided by KPMG for 2019 and 2018, 100% of which were pre-approved by the Audit Committee.

	2019	2018
Audit Fees(1)	$1,842,318	$1,778,437
Audit-Related Fees(2)	19,480	19,331
Tax Fees(3)	473,948	378,848
All Other Fees(4)	—	—

Total Fees	$2,335,746	$2,176,616

(1)

Includes fees billed for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2019 and 2018, the reviews of the condensed financial statements included in our quarterly reports on Form 10-Q in 2019 and 2018, the audit of the Company’s effectiveness of internal control over financial reporting, statutory audits required internationally, and services rendered by KPMG related to regulatory filings with the SEC.

(2)	Includes fees billed for professional services rendered by KPMG for contracted procedures.

(3)	Includes fees billed for professional services rendered by KPMG for domestic and international income tax planning, compliance, and tax work related to foreign entity statutory audits.

(4)	There were no other fees billed by KPMG for other professional services.

Benchmark Electronics, Inc. • 2020 Proxy Statement	37

AUDIT COMMITTEE REPORT

The Audit Committee has considered whether the services provided by KPMG as they related to other non-audit services are compatible with maintaining the firm’s independence. The committee has determined that provision of those services is compatible with maintaining the independence of KPMG as the Company’s registered public accounting firm.

Respectfully submitted,

Audit Committee

Kenneth T. Lamneck, Chair

Bruce A. Carlson

Anne De Greef-Safft

Douglas G. Duncan

Merilee Raines

38	Benchmark Electronics, Inc. • 2020 Proxy Statement

EXPENSES OF SOLICITATION

The cost of soliciting proxies on behalf of the Board will be borne by the Company. The Company has retained Broadridge to assist with the solicitation of proxies for an estimated fee of $15,000 plus reimbursement for expenses. Proxies may be solicited in person or by mail, telephone or electronic transmission on our behalf by our directors, officers or employees, and no additional compensation will be paid to such individuals. The Company will also request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and will reimburse them for their reasonable forwarding expenses.

DATE OF SUBMISSION OF SHAREHOLDER

PROPOSALS AND DIRECTOR NOMINATIONS

In order for proposals submitted by the shareholders of the Company pursuant to Rule 14a-8 of the General Rules and Regulations under the Exchange Act to be included in the Company’s Proxy Statement and form of proxy relating to the 2021 annual meeting of shareholders, such proposals must be received at the Company’s principal executive offices no later than December 1, 2020. A shareholder choosing not to use the procedures established in Rule 14a-8 but wishing to submit a proposal at the Company’s 2020 annual meeting of shareholders must deliver written notice of the proposal at the Company’s principal executive offices no later than January 30, 2021, pursuant to Article 2, Section 12 of the Bylaws.

The Bylaws provide that shareholders who wish to nominate qualified candidates for election to the Board at the Company’s 2020 annual meeting of shareholders must deliver written notice of the nomination at the Company’s principal executive offices no later than January 30, 2021, pursuant to Article 2, Section 12 of the Bylaws and in accordance with the requirements set forth in Article 3, Section 8 of the Bylaws.

Please refer to the advance notice provisions of the Bylaws for additional information and requirements regarding shareholder nominations or other shareholder proposals. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaws and SEC requirements for submitting a proposal or nomination. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports with the SEC regarding their initial beneficial ownership and changes in beneficial ownership of Common Shares and other equity securities of the Company. Directors, officers and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of the reports furnished to the Company and certain written representations provided to the Company by such persons, for the year ended December 31, 2019, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater than 10% beneficial owners were satisfied in a timely manner.

Benchmark Electronics, Inc. • 2020 Proxy Statement	39

FORM 10-K

The Company’s Annual Report on Form 10-K, including all exhibits, has been filed with the SEC. Upon payment of the Company’s reasonable expenses, the Company will furnish a copy of any exhibit to the Form 10-K to any shareholder who makes a written request therefore to Investor Relations, Benchmark Electronics, Inc., 56 South Rockford Drive, Tempe, Arizona 85281. The Annual Report on Form 10-K is also available on our website at www.bench.com

OTHER MATTERS

The Board does not intend to bring any other matter before the Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Your vote is very important no matter how many shares you own. You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the instructions in the Notice or the proxy card or (b) by signing, dating and returning the proxy card. A prompt response will be greatly appreciated.*

By order of the Board of Directors,

  /s/ Stephen J. Beaver

Stephen J. Beaver

Secretary

*

We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state, and local governments, and related agencies, may issue. In the event it is not possible or advisable to hold our annual meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change of venue or holding the meeting solely by means of remote communication. Please monitor our website at www.bench.com under “Investors,” as well as our filings with the SEC, for updated information. If you are planning to attend our meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares prior to the annual meeting.

40	Benchmark Electronics, Inc. • 2020 Proxy Statement

Benchmark

Corporate Headquarters

Benchmark Electronics, Inc.
56 S Rockford Dr
Tempe, AZ 85281
USA

833-BENCH-00 (833.236.2400)
info@bench.com

www.bench.com

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Towithhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000447267_1 R1.0.1.18 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01) Bruce A. Carlson 02) Douglas G. Duncan 03) Robert K. Gifford 04) Kenneth T. Lamneck 05) Jeffrey S. McCreary 06) Merilee Raines 07) David W. Scheible 08) Jeffrey W. Benck 09) Anne De Greef-Safft BENCHMARK ELECTRONICS, INC. ATTN: Stephen Beaver 56 South Rockford Drive Tempe, AZ 85281 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/12/2020 for shares held directly and by 11:59 P.M. ET on 05/10/2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/12/2020 for shares held directly and by 11:59 P.M. ET on 05/10/2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Approve the compensation of the Company’s named executive officers. 3. Ratify the appointment of KPMG LLP as independent registered public accounting firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000447267_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com BENCHMARK ELECTRONICS, INC. Annual Meeting of Shareholders May 13, 2020 8:00 AM This proxy is solicited by the Board of Directors The 2020 Annual Meeting of Shareholders of Benchmark Electronics, Inc. (the “Company”) will be held at the Company’s headquarters located at 56 South Rockford Drive, Tempe, Arizona 85281. The undersigned hereby acknowledges receipt of the related Notice and Proxy Statement dated March 30, 2020, accompanying this proxy. The undersigned hereby appoints Jeffrey W. Benck, Roop K. Lakkaraju, Stephen J. Beaver, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all common shares, par value $0.10 per share, of the Company owned of record by the undersigned and otherwise act on behalf of the undersigned at the 2020 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before such meeting or any adjournment thereof. This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED HEREIN TO SERVE ON THE BOARD OF DIRECTORS UNTIL THE 2021 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, FOR THE RESOLUTION APPROVING THE NAMED EXECUTIVE OFFICER COMPENSATION FOR 2019 AS DISCLOSED IN THE ACCOMPANYING PROXY STATEMENT AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2020. Continued and to be signed on reverse side